UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )
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145 Hunter Drive, Wilmington, Ohio 45177
NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
TO BE HELD MAY 9, 2019
Notice is hereby given that the 2019 Annual Meeting of Stockholders of Air Transport Services Group, Inc., a Delaware corporation (the “Company”), has been called and will be held on Thursday, May 9, 2019, at 11:00 a.m., local time, at The Roberts Centre, 123 Gano Road, Wilmington, Ohio 45177, for the following purposes:

1.	To elect eight directors to the Board of Directors, each for a term of one year;

2.	To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for fiscal year 2019;

3.	To hold an advisory vote on executive compensation;

4.	To consider and vote on an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 110,000,000 to 150,000,000;

5.
To consider and approve the issuance by the Company of 20% or more of the Company's currently issued and outstanding common stock pursuant to the exercise of warrants issued and issuable to Amazon.com, Inc. in accordance with NASDAQ Marketplace Rules;

6.
To consider and vote on an amendment to the Company’s Restated Certificate of Incorporation to give stockholders who hold voting stock of the Company representing 20% or more of the voting power of the Company's outstanding voting stock the right to call special meetings of the stockholders;

7.
To approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies in favor of the proposals set forth in items 4, 5 and 6 above if there are not sufficient votes for such proposals;

8.	To consider and vote on a shareholder proposal to give holders in the aggregate of 10% of the Company’s outstanding common stock the right to call special meetings; and

9.	To attend to such other business as may properly come before the Annual Meeting and any adjournments thereof.
We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this Proxy Statement and our 2018 Annual Report. We believe that this process allows us to provide our stockholders with the necessary information, while reducing our costs and lessening the environmental impact of the Annual Meeting. The Notice contains instructions on how to access the Proxy Statement and 2018 Annual Report over the Internet. The Notice also contains instructions on how to request a paper copy of the proxy materials.
The foregoing matters are described in more detail in the Proxy Statement that is available at http://www.proxyvote.com.
Only holders of record, as of the close of business on March 14, 2019, of shares of common stock of the Company will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors

/s/ W. Joseph Payne
Wilmington, Ohio	W. JOSEPH PAYNE
March 29, 2019	Secretary
YOU ARE URGED TO VOTE AS PROMPTLY AS POSSIBLE BY USING THE INTERNET OR TELEPHONE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU MAY ALSO REQUEST A PAPER COPY OF THESE MATERIALS, WHICH WILL INCLUDE A PROXY CARD. THEN, YOU MAY VOTE BY FILLING IN, SIGNING AND RETURNING THE PROXY CARD IN THE PROVIDED ENVELOPE.

STOCK OWNERSHIP OF MANAGEMENT	39

PROPOSAL 2 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	40

Fees of the Independent Registered Public Accounting Firm	40
Audit Fees	40
Audit-Related Fees	40
Tax Fees	40
All Other Fees	40
Auditor Independence	41
Pre-Approval Policy	41

PROPOSAL 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION	42

BACKGROUND ON PROPOSALS 4 AND 5	43

PROPOSAL 4 - APPROVAL OF THE SHARE AMENDMENT	46

PROPOSAL 5 - APPROVAL OF THE STOCK ISSUANCE	49

RELATIONSHIP OF PROPOSAL 4 AND PROPOSAL 5	51

PROPOSAL 6 - PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO GIVE STOCKHOLDERS REPRESENTING 20% OR MORE OF THE VOTING POWER OF THE OUTSTANDING VOTING STOCK THE RIGHT TO CALL SPECIAL MEETINGS	52

PROPOSAL 7 - ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSALS 4, 5 AND 6	55

PROPOSAL 8 - SHAREHOLDER PROPOSAL TO GIVE HOLDERS IN THE AGGREGATE OF 10% OF THE COMPANY'S OUTSTANDING COMMON STOCK THE RIGHT TO CALL SPECIAL MEETINGS	56

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	59

STOCKHOLDER PROPOSALS	59

ANNUAL REPORT ON FORM 10-K	59

OTHER MATTERS	60

APPENDIX A - PROPOSED AMENDMENT TO SECTION 2.3 OF THE AMENDED AND RESTATED BYLAWS OF AIR TRANSPORT SERVICES GROUP, INC.	A-1

PROXY STATEMENT
AIR TRANSPORT SERVICES GROUP, INC.
145 Hunter Drive, Wilmington, Ohio 45177
ANNUAL MEETING OF STOCKHOLDERS, MAY 9, 2019
This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the "Board") of Air Transport Services Group, Inc., a Delaware corporation (the “Company” or “ATSG”), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Roberts Centre, 123 Gano Road, Wilmington, Ohio 45177, at 11:00 a.m., local time, on Thursday, May 9, 2019, and at any adjournments thereof. Proxies may be solicited in person, by telephone or mail, and the costs thereof will be borne by the Company.
The proxy materials, including this Proxy Statement, proxy card and the Company’s 2018 Annual Report, are being distributed and made available on or about March 29, 2019. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.
In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), the Company has elected to provide stockholders access to proxy materials over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about March 29, 2019 to stockholders of record who owned common stock at the close of business on March 14, 2019 (the "Record Date"). Stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request that a printed set of the proxy materials be sent to them by following the instructions in the Notice.
At the Annual Meeting, the holders of shares of common stock of the Company will: (1) vote to elect eight directors for a term of one year and until their successors have been elected and qualified; (2) vote on a proposal to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for fiscal year 2019; (3) hold an advisory vote on executive compensation; (4) vote on a proposal to amend the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of the Company’s common stock from 110,000,000 to 150,000,000; (5) vote on a proposal to approve the issuance by the Company of 20% or more of the Company's currently issued and outstanding common stock pursuant to the exercise of warrants issued and issuable to Amazon.com, Inc. in accordance with NASDAQ Marketplace Rules; (6) vote on a proposal to amend the Certificate of Incorporation to give stockholders who hold Voting Stock (as defined below) of the Company representing 20% or more of the voting power of the Company's outstanding Voting Stock the right to call special meetings; (7) vote to approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies in favor of proposals (4), (5) and (6) above, if there are not sufficient votes for such proposals; (8) vote on a shareholder proposal to give holders in the aggregate of 10% of the Company’s outstanding common stock the right to call special meetings; and (9) transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

VOTING AT THE MEETING

Voting Rights and Outstanding Shares
Only holders of record of shares of common stock of the Company as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The common stock is the only class of voting securities of the Company currently outstanding. Each share of common stock is entitled to one vote at the meeting on all matters properly presented at the meeting. On the Record Date, there were 59,351,326 shares of common stock outstanding. At the meeting, the presence in person or by proxy of a majority of the outstanding shares is required for a quorum. Broker non-votes and abstentions will be counted for purposes of determining whether a quorum is present.

Voting Procedures
Most stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to your proxy or voting instruction card to see which options are available to you and how to use them.

The deadline for voting by telephone or over the Internet is 11:59 p.m. ET, on May 8, 2019. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. Stockholders whose shares are held in the name of a broker or other nominee and who wish to vote in person at the meeting will need to obtain a signed proxy form from the institution that holds their shares.

Vote Required
Proposal 1: Election of Directors. The eight nominees for director must each receive the affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, and entitled to vote on this proposal, in order to be elected. A “majority of the votes cast” means that the number of votes “For” a nominee's election must exceed the number of votes “Against” that nominee's election. Abstentions and broker non-votes will have no effect on the outcome of the vote. The majority voting standard is discussed further under the section entitled "Majority Voting.”
Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes represented at the Annual Meeting, either in person or by proxy, and entitled to vote at the meeting is required to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2019 fiscal year. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a vote against this proposal. Broker non-votes are not expected on this proposal.
Proposal 3: Advisory Vote on Executive Compensation. The affirmative vote of a majority of the votes represented at the Annual Meeting, either in person or by proxy, and entitled to vote at the meeting is required to approve this proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal.
Proposal 4: Amendment of Certificate of Incorporation to Increase the Number of Authorized Shares. The affirmative vote of a majority of the issued and outstanding shares of common stock as of the Record Date is required to approve the amendment of the Certificate of Incorporation to increase the number of authorized shares of common stock for issuance. Abstentions and broker non-votes will have the same effect as a vote against this proposal.
Proposal 5: Approval of the Issuance of 20% or More of the Company's Common Stock Pursuant to the Exercise of Warrants Issued and Issuable to Amazon.com, Inc. The affirmative vote of a majority of the votes represented at the Annual Meeting, either in person or by proxy, and entitled to vote at the meeting is required to approve this proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal.
Proposal 6: Amendment of Certificate of Incorporation to Give Stockholders the Right to Call Special Meetings. The affirmative vote of a majority of the Company's issued and outstanding shares of common stock as of the Record Date is required to approve this proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal.
Proposal 7: Adjournment of the Meeting. The affirmative vote of a majority of the votes represented at the Annual Meeting, either in person or by proxy, and entitled to vote at the meeting is required to approve this proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal.
Proposal 8: Shareholder Proposal. The affirmative vote of a majority of the votes represented at the Annual Meeting, either in person or by proxy, and entitled to vote at the meeting is required to approve this proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal.
If you properly sign and return your proxy card or complete your proxy via the telephone or Internet, your shares will be voted as you direct. Unless a stockholder provides specific instructions to vote against a nominee for director with respect to Proposal 1, the persons named in the proxy will be authorized to vote the shares represented thereby FOR the election of the Board’s nominees for director. To the extent specific instructions are not given with respect to Proposals 2, 3, 4, 5, 6 and 7, the shares represented by the proxy will be voted FOR these proposals. To the extent specific instructions are not given with respect to Proposal 8, the shares represented by the proxy will be voted AGAINST this proposal.

Foreign Stock Record
To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our Certificate of Incorporation restricts foreign ownership of shares of our voting stock, which currently consists solely of our common stock. The restrictions imposed by federal law currently require that no more than 25% of our voting stock be owned or controlled, directly or indirectly, by persons who are not United States citizens.
Our Certificate of Incorporation generally provides that ownership or control of (i) 25% or more of the issued and outstanding voting stock of the Company (the "Maximum Voting Percentage") or (ii) shares of capital stock of the Company entitled to receive 50% or more of the Company's dividends, distributions or proceeds upon liquidation (the "Maximum Economic Percentage"), by persons who are not citizens of the United States, as defined in 49 U.S.C. §40102(a)(15), is prohibited. Under §40102(a)(15), the term “citizen of the United States” is defined as: (i) an individual who is a citizen of the United States; (ii) a partnership each of whose partners is an individual who is a citizen of the United States; or (iii) a corporation or association organized under the laws of the United States or a State, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, which is under the actual control of citizens of the United States, and in which at least 75% of the voting interest is owned or controlled by persons that are citizens of the United States.
Our Certificate of Incorporation further generally provides that a transfer of shares of the voting stock of the Company to a non-U.S. citizen shall not be valid, except between the parties to the transfer, until the transfer shall have been registered on a separate stock record (the "Foreign Stock Record") that is maintained by the Company. The Certificate of Incorporation further generally provides that no shares of our voting stock (i) may be voted by or at the direction of non-U.S. citizens unless such shares are registered on the Foreign Stock Record, and (ii) no shares of our voting stock will be registered on the Foreign Stock Record if the amount so registered would exceed the Maximum Voting Percentage or the Maximum Economic Percentage. Any holder of the Company's voting stock who is not a United States citizen and has not registered its shares on the Foreign Stock Record maintained by us will not be permitted to vote its shares at the Annual Meeting. The enclosed proxy card contains a certification that by signing the proxy card or voting by telephone or electronically, the stockholder certifies that such stockholder is a United States citizen as that term is defined in 49 U.S.C. §40102(a)(15) or that the shares represented by the proxy card have been registered on our Foreign Stock Record. As of the Record Date, shares representing less than the Maximum Voting Percentage and the Maximum Economic Percentage are registered on the Foreign Stock Record.

Shares Registered in the Name of a Broker
Brokerage firms holding shares in street name for customers are required to vote such shares in the manner directed by their customers. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Annual Meeting. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote these shares. If you hold your shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted under the rules of the New York Stock Exchange to vote on that matter without instructions from the beneficial owner. These are referred to as “non-routine” matters. Proposal 1 (Election of Directors), Proposal 3 (Advisory Vote on Executive Compensation), Proposal 4 (Amendment of Certificate of Incorporation to Increase the Number of Authorized Shares), Proposal 5 (Approval of the Issuance of 20% or More of the Company's Common Stock Pursuant to the Exercise of Warrants Issued and Issuable to Amazon.com, Inc.), Proposal 6 (Amendment of Certificate of Incorporation to Give Stockholders the Right to Call Special Meetings), Proposal 7 (Adjournment of the Meeting) and Proposal 8 (Shareholder Proposal), are considered “non-routine” matters. If you do not provide your broker with voting instructions on the proposals that are considered “non-routine,” your broker will not have the authority to cast a vote on these proposals. Only Proposal 2 (Ratification of Selection of Independent Registered Public Accounting Firm) is considered a “routine” item, and your broker will have the authority to vote on this matter in its discretion if you do not provide voting instructions on this proposal.

Revocability
You may revoke your proxy in one of the following ways: by voting in person at the Annual Meeting, by giving written notice of revocation to the Secretary of the Company prior to the voting or by giving a later dated proxy (including by means of a telephone or Internet vote) at any time before the voting deadline, which is 11:59 p.m. ET, on May 8, 2019.

Confidentiality
It is the policy of the Company that all proxy cards, ballots and vote tabulations that identify the vote of a specific stockholder on any matter submitted for a vote of stockholders be kept secret from the Company and its directors, officers and employees, except when (a) disclosure is required by applicable law or regulation, (b) a stockholder expressly requests such disclosure, or (c) in a contested proxy solicitation.

Proxy Solicitation
Proxies may be solicited by directors, executive officers and other employees of the Company in person or by telephone or mail only for use at the Annual Meeting or any adjournment thereof. The Company has retained Georgeson LLC (“Georgeson”) to assist with the solicitation of proxies for a project management fee of $11,500, plus reimbursement for out-of-pocket expenses. The Company may also engage Georgeson to solicit proxies by telephone for a reasonable additional fee determined on a per-completed-call basis. All solicitation costs will be borne by the Company.

Proxy Tabulation
Proxies and ballots will be received and tabulated by, and the inspector of election will be from, an independent firm that is not affiliated with the Company. Subject to the above exceptions to the confidential voting policy, comments on written proxy cards will be provided to the Secretary of the Company without disclosing the vote unless the vote is necessary to understand the comment.

Separate Voting Materials
If you share an address with another stockholder and we sent you a notice of intent to send you a householded mailing, you may receive only one Notice of Internet Availability of Proxy Materials (the "Notice") unless you have provided contrary instructions. If you wish to receive a separate Notice now or in the future, you may write or call to request a separate copy from:
Air Transport Services Group, Inc.
145 Hunter Drive
Wilmington, Ohio 45177
Attn: Executive Assistant
Telephone: (937) 366-2296
Similarly, if you share an address with another stockholder and have received multiple copies of the Notice, you may write or call us at the above address and phone number to request that in the future, we deliver to you a single copy of the Notice.

Directions
To obtain directions to attend the Annual Meeting and vote in person, you may call the Executive Assistant at (937) 366-2296 or visit atsginc.com/Annual_Meeting.html.

Principal Stockholders
To the Company’s knowledge, as of the Record Date, only the following stockholders beneficially owned more than 5% of the outstanding common stock of the Company:
Common Stock Ownership of Certain Beneficial Owners

Name	Number of Shares		Percentage of Common Stock Outstanding(5)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	4,998,943	(1)	8.42%
Blackrock Inc. 55 East 52nd Street New York, New York 10055	4,076,735	(2)	6.87%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas, 78746	3,346,203	(3)	5.64%
Barrow, Hanley, Mewhinney & Strauss, LLC 2200 Ross Avenue, 31st Floor Dallas, TX 75201-2761	3,031,138	(4)	5.11%

(1)
Based solely on Amendment No. 4 to Schedule 13G filed with the SEC on February 11, 2019, The Vanguard Group, Inc. reported sole voting power of 116,723 shares, shared voting power of 1,500 shares, sole dispositive power of 4,871,930 shares and shared dispositive power of 117,013 shares, of common stock as of December 31, 2018. According to the filing, (i) Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 115,513 shares or 0.19% of the outstanding common stock as a result of its serving as investment manager of collective trust accounts; and (ii)Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 2,710 shares or less than 1% of the outstanding common stock as a result of its serving as investment manager of Australian investment offerings.

(2)
Based solely on a Schedule 13G filed with the SEC on February 11, 2019, Blackrock Inc. reported aggregate beneficial ownership and sole dispositive power of 4,076,735 shares and sole voting power of 3,844,685 shares of common stock as of December 31, 2018.

(3)
Based solely on Amendment No. 5 to Schedule 13G filed with the SEC on February 8, 2019, Dimensional Fund Advisors LP reported sole voting power of 3,089,338 shares, and sole dispositive power of 3,346,203 shares, of common stock as of December 31, 2018. According to the filing, (i) Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”); (ii) in certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to the Funds; (iii) in its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the common stock that is owned by the Funds, and may be deemed to be the beneficial owner of the shares of common stock held by the Funds, but all of the shares of common stock reported in the filing are owned by the Funds; and (iv) Dimensional disclaims beneficial ownership of such common stock reported therein.

(4)
Based solely on a Schedule 13G filed with the SEC on February 12, 2019, Barrow, Hanley, Mewhinney & Strauss, LLC reported aggregate beneficial ownership and sole dispositive power of 3,031,138 shares, sole voting power of 2,110,449 shares, and shared voting power of 920,689 shares of common stock as of December 31, 2018.

(5)	For each stockholder, based on 59,351,326 shares of common stock outstanding as of the Record Date.

PROPOSAL 1
ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation provides for no fewer than three and no more than twelve directors, as determined from time to time by the Board. The Company’s Board currently consists of the following eight members:

Richard M. Baudouin
Robert K. Coretz
Raymond E. Johns, Jr.
Joseph C. Hete
Laura J. Peterson
Randy D. Rademacher
J. Christopher Teets
Jeffrey J. Vorholt

All eight of the current directors of the Company have been nominated for reelection to the Board at the Annual Meeting. The nomination of these directors to stand for election at the Annual Meeting has been recommended by the Nominating and Governance Committee and approved by the Board. Each of the nominees, if elected, will serve for a one-year term expiring at the Annual Meeting of Stockholders in 2020 and until his or her respective successor has been elected and qualified as provided under the Company's Amended and Restated Bylaws (the "Bylaws"). Each of the nominees has consented to being named in this Proxy Statement and to serve as a director, if elected. If any of them becomes unavailable, the persons named in the proxy may vote for any substitute designated by the Nominating and Governance Committee; however, the Board has no reason at this time to anticipate that this will occur. In an uncontested election, our Bylaws provide that a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election (that is, the number of shares voted “For” a director nominee must exceed the number of shares voted “Against” that nominee). Abstentions and broker non-votes have no effect on the vote. The process that will be followed by the Board in the event that a nominee does not receive a majority of the votes cast is described below under the section entitled “Majority Voting.”
Set forth below is biographical information concerning each of the nominees for director at the Annual Meeting:

Nominees for Director
Richard M. Baudouin, age 67, Senior Advisor for Infinity Transportation, a company owned by Global Atlantic Financial Corp., since November 2016. Prior to his current role at Infinity Transportation, Mr. Baudouin was a principal of Infinity Aviation Capital, LLC ("IAC"), an investment firm involved in aircraft leasing, from March 2011 to November 2016, and was a co-founder and former managing director of Aviation Capital Group ("ACG"), a commercial aircraft leasing company, from December 1989 to June 2010, where he oversaw the marketing and capital markets units of the firm. He worked in the aircraft finance unit of General Electric Capital Corporation from September 1977 to September 1983. Mr. Baudouin is a former board member of the Magellan Group, an engine leasing and aviation parts company, as well as a former board member of ACG and the International Society of Transport Air Trading Board of Governors. He has been a director of the Company since January 2013, and is the Chair of the Nominating and Governance Committee and a member of the Audit Committee. Mr. Baudouin possesses many years of experience in commercial aircraft leasing and financing and has extensive contacts in the global leasing marketplace that assists the Company in further developing and expanding its aircraft leasing business.
Robert K. Coretz, age 55, is a principal and founder of 10 Tanker Air Carrier, which engineers and modifies DC-10 aircraft for aerial firefighting and suppression purposes, since 2003. He was also the former Chairman of the Board of Directors of Omni Air International, LLC, a U.S. based passenger airline that the Company acquired in November 2018. Mr. Coretz founded Omni Air International, LLC in 1993 and was also the principal and founder of Omni Aviation Leasing, LLC and T7 Aviation Leasing, LLC, both of which are aircraft leasing companies that were also acquired by the Company in 2018. He holds a Bachelor of Science degree in electrical engineering from the University of Arizona. He has been a director of the Company since February 2019 and does not serve on any of the standing committees of the Board. Mr. Coretz possesses a deep understanding of global airline operations and aircraft leasing, as well as the technology of aircraft conversions, which makes him an important asset to the Board in overseeing the work of management as the Company continues to grow its airline operations and converted freighter leasing business.

Joseph C. Hete, age 64, President and Chief Executive Officer of ATSG since October 2007 and Chief Executive Officer of its subsidiary, ABX Air, Inc. since August 2003. He was the President of ABX Air, Inc. from January 2000 to February 2008 and the Chief Operating Officer of ABX Air, Inc. from January 2000 to August 2003. From 1997 until January 2000, he held the position of Senior Vice President and Chief Operating Officer of ABX Air, Inc. Mr. Hete served as Senior Vice President, Administration, of ABX Air, Inc. from 1991 to 1997, and Vice President, Administration, of ABX Air, Inc. from 1986 to 1991. He joined ABX Air, Inc. in 1980. Among other qualifications, Mr. Hete brings to the Board a deep and extensive knowledge of the air cargo industry and the day-to-day operations of the Company through his years in various senior business leadership roles with the Company, including as Chief Executive Officer. He is able to keep the Board of Directors informed on the current state of the Company by serving as a director.
Laura J. Peterson, age 59, former Vice President, China Business Development, for Boeing Commercial Airplanes, from 2012 to 2016. Prior to that, Ms. Peterson held a series of executive positions at Boeing in aircraft sales, international business development, global strategy, government relations and homeland security from 1994 to 2012. She served on the Executive Leadership Team of Boeing Commercial Airplanes (BCA), as well as on the Executive Leadership Teams of BCA Airplane Production and Supplier Management, BCA Strategy and Boeing International. She holds a B.S. in Industrial Engineering from Stanford University and an M.B.A. from The Wharton School at the University of Pennsylvania. Ms. Peterson is a 2018-2019 Fellow of the Stanford Distinguished Careers Institute. She has been a director of the Company since June 2018 and serves on the Compensation Committee and the Nominating and Governance Committee. Ms. Peterson’s detailed knowledge of the global commercial aircraft marketplace and her understanding of the strategic considerations and challenges associated with a complex, highly regulated industry, are insightful to the Board as it oversees the Company’s growth as both a lessor and operator of converted freighters throughout the world.

Raymond E. Johns, Jr. (General USAF Ret.), age 64, Co-Chief Executive Officer, President, Government and Manufacturing, of FlightSafety International, Inc., a global provider of flight training for commercial, business and military aviation professionals and flight simulation equipment, since October 2018. He joined FlightSafety in 2014 as Senior Vice President, Government. Mr. Johns’ responsibilities were expanded to include manufacturing and technology in 2015 when he was promoted to Executive Vice President. He served in the United States Air Force for 35 years and retired with the rank of General. During his time with the United States Air Force, Mr. Johns led the Air Mobility Command with a fleet of 1,300 aircraft and managed relationships with 120 commercial air carriers. He served as an Air Force Deputy Chief of Staff, and as a White House Fellow. He was responsible for strategic planning and resourcing at the Pentagon, US European and Pacific Commands. Mr. Johns has flown more than 83 aircraft types and was chief test pilot for Air Force One. He received a B.S. in aeronautical engineering from the Air Force Academy, and a M.S. from Central Michigan University. Mr. Johns graduated from the AF Test Pilot School, the Industrial College of the Armed Forces, and attended the Kennedy School of Government at Harvard. He has been a director of the Company since October 2017 and serves as a member of the Audit Committee and the Nominating and Governance Committee. Mr. Johns possesses a deep understanding of strategic planning and analysis and offers valuable operating perspectives with respect to complex air networks. His former leadership of the AMC, including his experience in managing relationships with the many commercial air carriers that supplement the U.S. Military's air transport operations, provides insight to the Company in seeking to further develop and expand its air cargo and related businesses.

Randy D. Rademacher, age 62, Senior Vice President, Strategy & Acquisitions, of Reading Rock, Inc., a privately owned manufacturer and distributor of concrete products and other building materials, since 2018. He was the Senior Vice President, Chief Financial Officer, of Reading Rock, Inc., from 2008 to 2018. Prior to that, Mr. Rademacher was the Chief Financial Officer for The Armor Group, a privately owned manufacturer of industrial and commercial products, from 2006 to 2008. He also served as the President of Comair Holdings LLC, from 1999 to 2005. During his career at Comair Holdings LLC, Mr. Rademacher also held a number of other positions, including Senior Vice President and Chief Financial Officer from 1993 to 1999, Vice President of Finance from 1989 to 1993, Controller from 1986 to 1989, and Director of Corporate Finance from 1985 to 1986. Mr. Rademacher was a CPA for Arthur Andersen & Co. from 1979 to 1985. He has been Chairman of the Company’s Board since May 2015 and a director of the Company since December 2006. He also serves as a member of the Audit Committee and the Compensation Committee. Among other qualifications, Mr. Rademacher has substantial senior business leadership experience and expertise in the transportation industry from his service at Comair Holdings LLC. He also offers valuable insight on financial matters because of his work experience and accounting background.

J. Christopher Teets, age 46, Partner of Red Mountain Capital Partners LLC ("Red Mountain"), an investment management firm, since February 2005. Before joining Red Mountain, Mr. Teets was an investment banker at Goldman, Sachs & Co. Mr. Teets joined Goldman, Sachs & Co. in 2000 and was made a Vice President in 2004. Prior to Goldman, Sachs & Co., Mr. Teets worked in the investment banking division of Citigroup. He holds a bachelor’s degree from Occidental College and an MSc degree from the London School of Economics. Mr. Teets has also served as a director of Marlin Business Services Corp., since May 2010, and as a director of Nature’s Sunshine Products, Inc., since December 2015. Mr. Teets previously served as a director of Yuma Energy, Inc., from October 2016 to June 2018, Encore Capital Group, Inc., from May 2007 until June 2015, and Affirmative Insurance Holdings, Inc., from August 2008 until September 2011. Mr. Teets has been a director of the Company since February 2009, and is the Chairman of the Compensation Committee and a member of the Nominating and Governance Committee. Among other qualifications, Mr. Teets brings to the Board significant business and investment banking experience as well as public company board experience, which helps the Board of Directors better understand the financial needs and challenges facing the Company.

Jeffrey J. Vorholt, age 66, is an independent consultant and private investor. He was formerly a full-time faculty member at Miami University (Ohio) and concurrently an Adjunct Professor of Accountancy at Xavier University (Ohio), from 2001 to 2006. Mr. Vorholt, a CPA and attorney, was the Chief Financial Officer of Structural Dynamics Research Corporation from 1994 until its acquisition by EDS in 2001. Previously, he served as the Senior Vice President of Accounting and Information Systems for Cincinnati Bell Telephone Company and the Senior Vice President, Chief Financial Officer and director for Cincinnati Bell Information Systems. Mr. Vorholt served as director and Chairman of the Audit Committee for Softbrands, Inc., a global provider of enterprise-wide application software, from 2002 until its acquisition by Infor Global Solutions of Alpharetta, Georgia in 2009. Mr. Vorholt has been a director of the Company since January 2004. He is the Chairman of the Audit Committee and is a member of the Compensation Committee. Among other qualifications, Mr. Vorholt has over 40 years of experience in accounting and financial management, and his knowledge and experience in that field make him an invaluable asset to the Board, particularly through his service on the Audit Committee.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE REELECTION OF EACH NOMINEE AS A DIRECTOR OF THE COMPANY

CORPORATE GOVERNANCE AND BOARD MATTERS
The Board of Directors held 10 meetings during 2018 and each director participated in at least 94% of the board meetings and meetings of the committees of the Board on which he served during the year. Directors are expected to attend board meetings, meetings of the committees on which they serve and the annual meeting of stockholders. All of the directors then in office attended the Company’s 2018 Annual Meeting.

Independence
The Board has determined that each of the current directors, except Joseph C. Hete and Robert K. Coretz, is independent within the meaning of the independence standards of NASDAQ and the Certificate of Incorporation, as currently in effect. The Board determined that: (i) Mr. Hete is not independent by virtue of his employment as President and Chief Executive Officer of the Company; and (ii) Mr. Coretz is not independent by virtue of his former service as the Chairman of the Board of Omni Air International, LLC and his former service as the President and Manager of both Omni Aviation Leasing, LLC and T7 Aviation Leasing, LLC, each of which was acquired by the Company on November 9, 2018, as well as for the reasons described in "Related Person Transactions" on page 15 of this Proxy Statement.
In considering the independence of J. Christopher Teets, the Board considered the fact that he is a Partner of Red Mountain, the beneficial owner of approximately 2.1% of the Company’s outstanding shares (based solely on a Form 13F filed with the SEC on February 14, 2019), and concluded that his relationship with Red Mountain does not impact his independence as a director of the Company. In reaching this conclusion, the Board took into account that the Company and Red Mountain are parties to a confidentiality and standstill agreement that will remain in effect during Mr. Teets’ tenure as a director of the Company. The agreement imposes confidentiality obligations on Red Mountain and restrictions on its ability to: (i) acquire or agree to acquire, directly or indirectly, more than 17.49% of the issued and outstanding common stock of the Company or any assets of the Company or a subsidiary or division thereof; (ii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote, as such terms are used in the rules of the SEC, or seek to advise or influence any person with respect to the voting of any securities of the Company; (iii) nominate or seek to nominate, directly or indirectly, any person to the Board of Directors; (iv) make any public announcement with respect to, or submit a proposal for, or offer of, any extraordinary transaction involving the Company or any of its securities or assets; (v) form, join or in any way participate in a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") in connection with any of the foregoing; (vi) otherwise act or seek to control or influence the Board of Directors or the management or policies of the Company; (vii) take any action that could reasonably be expected to require the Company to make a public announcement regarding the possibility of any of the events described in (i) through (v) above; or (viii) request for the Company, directly or indirectly, to amend or waive any of the foregoing provisions. In addition, the agreement provides that, for so long as the standstill provisions are in effect and Red Mountain were to beneficially own, directly or indirectly, in excess of 14.9% of the issued and outstanding common stock of the Company, Red Mountain will, except with the prior written consent of the Company or the Board, cause such shares of common stock representing the portion of Red Mountain's beneficial ownership in excess of 14.9% to be voted in accordance with the Board's publicly stated recommendations for voting on such matters.

Majority Voting
The Company’s Bylaws provide that, in an uncontested election, each director will be elected by a majority of the votes cast. A “majority of the votes cast” means that the number of shares voted “For” a nominee exceeds the number of shares voted “Against" that nominee. The Bylaws include a director resignation policy providing that, in any uncontested election, in order for any person to become a nominee for the Board, that person must agree to resign from the Board if that nominee does not receive a majority of the votes cast and the Board determines to accept such resignation. In such circumstances, the Board, acting on the recommendation of the Nominating and Governance Committee (which is composed entirely of independent directors), shall, within 90 days of receiving the certified vote pertaining to such election, determine whether to accept the resignation of such unsuccessful nominee and, in making that determination, may consider any factors or other information that it deems appropriate or relevant. The Nominating and Governance Committee and the Board expect an unsuccessful incumbent to voluntarily recuse himself or herself from participation in such deliberations. The Company will promptly publicly disclose the Board's decision and, if applicable, the reasons for rejecting the tendered resignation, in a Report on Form 8-K filed with the SEC.
The majority voting standard does not apply, however, in a contested election of directors. An election is deemed to be a contested election if the number of nominees for election as directors at the meeting in question nominated by (i) the Board, (ii) any stockholder, or (iii) a combination thereof exceeds the number of directors to be elected. In such circumstances, directors are instead elected by a plurality of the votes cast, meaning that the nominees receiving the most votes are elected. The determination as to whether an election is a contested election is made as of the record date for the meeting in question. Once an election is determined to be a contested election, the plurality standard shall remain in effect through the completion of the meeting, regardless of whether the election ceases to be a contested election after the record date but prior to the meeting.
Because the number of director nominees timely nominated for election at the Annual Meeting does not exceed the number of directors to be elected, the election of directors at the Annual Meeting will not be contested. As a result, each of the directors will be elected by a majority of the votes cast at the Annual Meeting.

Director Compensation
The Company uses a combination of cash and long-term incentive compensation to attract and retain qualified candidates to serve on the Board. The Compensation Committee recommends to the Board for its approval the form and amount of compensation paid to the non-employee directors. The Committee reviews the compensation arrangements of the directors on an annual basis, which review includes an evaluation prepared on an annual or bi-annual basis by Willis Towers Watson, an executive compensation consulting firm, retained by the Compensation Committee. The evaluation considers the compensation arrangements for the directors of similar companies.
Like the executive officers, the non-employee directors are also subject to minimum stock ownership requirements. The non-employee directors are required to own and retain the minimum number of shares (including restricted stock units) totaling in value as of the date of grant or purchase, at least three times their annual retainer. Each director is expected to be in compliance with the ownership guidelines on or about the third anniversary of the date on which he or she was elected to the Board.

Cash Compensation
The non-employee directors are each paid an annual retainer for serving on the Board as well as an annual retainer for each of the standing committees of the Board on which they serve. During 2018, the non-employee directors were each paid an annual retainer of $60,000 for serving on the Board and $5,000 for each of the standing committees of the Board on which they serve. In addition, each non-employee director was entitled to be paid a $1,500 fee for each Board and committee meeting (of which the non-employee director is a member) attended that was in excess of a total aggregate amount of 18 Board and committee meetings during the fiscal year.
The Chairman of the Board and the chairman of each of the standing committees of the Board also receive an additional annual chairman fee. During 2018 (i) the Chairman of the Board was paid an annual chairman fee of $100,000; (ii) the Chairman of the Audit Committee was paid an annual chairman fee of $17,000; and (iii) the Chairman of the Compensation Committee and the Chairman of the Nominating and Governance Committee were each paid an annual chairman fee of $10,000.
In addition to compensation for their Board and committee service, the directors are reimbursed during the year for out-of-pocket expenses incurred in the performance of their duties as directors, such as travel, meal and lodging expenses.

Long-Term Incentive Compensation
The long-term incentive compensation awards for the non-employee directors are comprised solely of restricted stock units. Following the approval of the Company’s Amended and Restated 2005 Long-Term Incentive Plan (the “2005 LTI Plan”), restricted stock unit awards were granted to the Company’s non-employee directors on an annual basis. With the adoption of the Company’s 2015 Long Term Incentive Plan (the “2015 LTI Plan”), non-employee directors have continued to receive restricted stock unit awards on an annual basis. Under the 2015 LTI Plan, the restricted stock units will vest and settle on the first anniversary of the date of the grant, unless the non-employee director elects in advance to defer the settlement to either a specific date after the first anniversary of the date of the grant or the date upon which the non-employee director’s board service ends. The size of the grants are determined by the Board and are based on the Company’s periodic evaluation of the compensation arrangements of other companies prepared by Willis Towers Watson. Awards granted to each of the non-employee directors in March 2019 had a grant value of $85,000.

Director Compensation Table
The table below summarizes the compensation paid by the Company to its non-employee directors for the fiscal year ended December 31, 2018.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)	Total ($)
Richard M. Baudouin	86,000	84,982	170,982
Robert K. Coretz(2)	—	—	—
Raymond E. Johns, Jr.	76,000	84,982	160,982
Laura J. Peterson(3)	32,500	—	32,500
Randy D. Rademacher	174,500	84,982	259,482
J. Christopher Teets	80,000	84,982	164,982
Jeffrey J. Vorholt	91,500	84,982	176,482

(1)
Joseph C. Hete, the Company’s President and Chief Executive Officer, is not included in this table since he is an employee of the Company and, therefore, receives no compensation for his services as a director.

(2)	Mr. Coretz was elected to the Board on February 20, 2019.

(3)	Ms. Peterson was elected to the Board on June 14, 2018.

(4)
Each director who was awarded restricted stock units received 3,379 units. The restricted stock units are being reported in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718 Compensation—Stock Compensation. The grant date fair value of the awards is based on information included in Note M to the Company’s audited financial statements for the fiscal year ended December 31, 2018, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2019.

Board Committees
The Board has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. The Audit Committee, Compensation Committee and Nominating and Governance Committee each consists exclusively of independent directors.

Audit Committee
The Audit Committee is currently composed of Jeffrey J. Vorholt, Chairman, Richard M. Baudouin, Raymond E. Johns, Jr. and Randy D. Rademacher. Mr. Vorholt has been the Chairman of the Audit Committee since January 29, 2004. The Board has determined that Mr. Vorholt is an “audit committee financial expert” as defined in the rules under the Exchange Act, and that he is independent under NASDAQ Marketplace Rules.
The Audit Committee is generally charged with the appointment, compensation, retention, evaluation and oversight of the work of the independent registered public accounting firm; reviewing and discussing with management and the independent registered public accounting firm the Company’s annual audited and quarterly consolidated financial statements; reviewing the internal audit function; overseeing the integrity, adequacy and effectiveness of the Company and its subsidiaries’ internal accounting and financial controls; and approving and monitoring the Company and its subsidiaries’ compliance with their codes of conduct. Also, in the performance of its oversight function, the Audit Committee reviews the Company and its subsidiaries’ compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee works closely with management as well as the Company’s independent registered public accounting firm. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Committee held eight meetings during 2018.
The Audit Committee performs its work under the guidance of a written charter that was initially approved by the Audit Committee and the Board in August 2003 and was most recently amended in October 2018. The charter of the Audit Committee is available through our Internet website at http://www.atsginc.com.
The Audit Committee has furnished the following report for inclusion in this Proxy Statement.

Audit Committee Report
In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the Company's independent registered public accounting firm, Deloitte & Touche LLP (both alone and with management present), the Company's audited consolidated financial statements for the year ended December 31, 2018. The Audit Committee discussed with Deloitte & Touche LLP the matters required to be discussed with the independent registered public accounting firm pursuant to AS1301 Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” as currently in effect, and has discussed with Deloitte & Touche LLP their independence.
Based upon the review and discussions described in this report, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission.
Respectfully submitted,
The Audit Committee
Jeffrey J. Vorholt, Chairman
Richard M. Baudouin
Raymond E. Johns, Jr.
Randy D. Rademacher

The above report of the Audit Committee will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing of the Company with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference and will not be deemed soliciting material or deemed filed under those Acts.

Compensation Committee
The Compensation Committee is currently composed of J. Christopher Teets, Chairman, Laura J. Peterson, Randy D. Rademacher and Jeffrey J. Vorholt. The Compensation Committee is responsible for reviewing, evaluating and making recommendations to the full Board regarding the Company and its subsidiaries’ overall compensation policies and establishing performance-based incentives that support long-term strategic goals, organizational objectives and stockholder interests. The Committee is also responsible for determining the compensation of the Chief Executive Officer based upon the achievement of goals and objectives that are approved by the Committee, and for considering and approving the compensation arrangements for the other executive officers of the Company. This includes base salaries, short-term and long-term incentive awards, equity-related awards, participation in any deferred compensation or retirement plans or arrangements, benefits and perquisites. The Committee also evaluates the target performance goals for the non-executive senior officers and employees of the Company and its subsidiaries. In addition, the Committee oversees the administration of the Company and its subsidiaries' executive compensation plans, programs and arrangements, makes recommendations to the full Board with respect to succession planning for the Chief Executive Officer and other officers of the Company and its subsidiaries, and sets and reviews the compensation for the Board and committee members. The Committee held three meetings during 2018.
The Compensation Committee performs its work under the guidance of a written charter that was initially approved by the Compensation Committee and the Board in August 2003. The charter was most recently amended in February 2017. The Committee’s charter is available through our Internet website at http://www.atsginc.com.

Nominating and Governance Committee
The Nominating and Governance Committee is currently composed of Richard M. Baudouin, Chairman, Raymond E. Johns, Jr., Laura J. Peterson and J. Christopher Teets. The Committee is generally charged with identifying individuals qualified to become members of the Board in accordance with the criteria approved by the Board; making recommendations to the full Board with respect to director nominees for each annual meeting of the stockholders; developing and recommending to the Board a set of corporate governance principles applicable to the Company; and overseeing the evaluation of the Board and management. The Committee held four meetings during 2018.
The Nominating and Governance Committee performs its work under the guidance of a written charter that was initially approved by the Nominating and Governance Committee and the Board in March 2004 and was most recently amended in February 2010. The Committee’s charter is available through our Internet website at http://www.atsginc.com.

Consideration of Nominees for Director

Director Qualifications
The Nominating and Governance Committee is responsible for reviewing and developing the Board’s criteria for evaluating and selecting new directors based on the needs of the Company from time to time. The criteria used in connection with evaluating and selecting new directors include those set forth in the Company’s Corporate Governance Guidelines and Certificate of Incorporation. While these materials do not contain a formal diversity policy, the Corporate Governance Guidelines seek to ensure that candidates can work constructively with people holding diverse viewpoints and can tolerate opposing views. The Corporate Governance Guidelines are available through our Internet website at http://www.atsginc.com.
In addition to the criteria set forth in the Corporate Governance Guidelines, the Committee will consider whether the director candidate meets the definition of independence set forth under NASDAQ Marketplace Rules, applicable law and the Certificate of Incorporation, as well as the candidate’s skills, occupation and experience in the context of the needs of the Board. The Board will nominate new directors only from candidates identified, screened and approved by the Nominating and Governance Committee. The Nominating and Governance Committee and the Board will take into account the nature of and time involved in a director’s service on other boards in evaluating the suitability of individual directors and making its recommendation to the Company’s stockholders. Service on boards of other organizations must be consistent with the Company’s conflict of interest policies applicable to directors as set forth in the “Core Requirements” of the Company's “Code of Conduct for Conducting Business.”

Board Diversity
The Board recognizes the importance of maintaining a board that is composed of directors with diverse backgrounds and expertise in order to ensure the effectiveness of the Board in its deliberations and in the oversight of the work of management. In addition to the criteria set forth in the Company’s Corporate Governance Guidelines and the other considerations disclosed above under "Director Qualifications," the Board likewise recognizes that diversity of race, gender, age and cultural and ethnic backgrounds can enhance the effectiveness of a board.

Evaluation of Stockholder Nominees
The policy of the Nominating and Governance Committee is to consider for nomination by the Board, properly submitted stockholder recommendations of potential nominees for membership on the Board. In evaluating such nominees, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth above under “Director Qualifications.” There are no differences in the manner in which the Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder, except to the extent provided as follows: (1) such candidates must be able to meet with one or more members of the Committee and/or the Board upon request, and (2) the stockholder must provide: (a) all written materials that would be necessary for a stockholder to make a nomination pursuant to the Bylaws, which materials must be submitted no later than the time permitted for a stockholder to make a director nomination pursuant to the Bylaws; and (b) other information requested by the Company reasonably related to the recommended individual’s qualifications as a nominee.

Director Nominations by Stockholders
The Bylaws permit stockholders to nominate directors for election at an annual stockholders’ meeting without the prior recommendation of the Nominating and Governance Committee or the nomination of the Board, subject to compliance with applicable notice requirements in the Bylaws. Stockholder nominations to the Board of Directors for the 2020 Annual Meeting of Stockholders must be forwarded to the Chairman of the Nominating and Governance Committee c/o Secretary, Air Transport Services Group, Inc., 145 Hunter Drive, Wilmington, Ohio 45177, so as to be received not less than 90 days nor more than 120 days prior to the first anniversary of the 2019 Annual Meeting of Stockholders (May 9, 2019); provided, however, that in the event the date of the 2020 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from such first anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nominations received after such date will be considered untimely. The written notice must satisfy certain requirements specified in the Bylaws. A copy of the Bylaws will be sent to any stockholder upon written request to the Secretary of the Company.

Corporate Governance Guidelines
The Company adopted a set of Corporate Governance Guidelines in February 2005 to help the Board fulfill its responsibility to stockholders to oversee the work of management in the conduct of the Company’s business and to seek to serve the long-term interests of stockholders. The Guidelines are intended to ensure that the Board has the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The Guidelines address such topics as the composition of the Board, the selection of Board members, Board independence, the procedures relating to, and the conduct of, Board and committee meetings, the compensation of directors and the Chief Executive Officer, periodic self-evaluations of the Board and committees, and other practices. The Corporate Governance Guidelines are available through our Internet website at http://www.atsginc.com.

Code of Ethics for the CEO and CFO
The Company has adopted a Code of Ethics that sets forth the policies and business practices that apply to the Company’s Chief Executive Officer and Chief Financial Officer. The Code of Ethics is in compliance with SEC rules and addresses such topics as compliance with laws; full, fair, accurate and timely disclosure of financial results; professional, honest and ethical conduct; conflicts of interest; and reporting procedures and accountability. The Code of Ethics is available through our Internet website at http://www.atsginc.com.

Code of Conduct for Conducting Business
The Company has adopted a Code of Conduct for Conducting Business that sets forth the policies and business practices that apply to all of the Company’s employees and directors. The Code of Conduct addresses such topics as compliance with laws; moral and ethical conduct; equal employment opportunity; promoting a work environment free from harassment and discrimination; and the protection of intellectual property and proprietary information. The Code of Conduct for Conducting Business is available through our Internet website at http://www.atsginc.com.

Related Person Transactions
The charter of the Audit Committee requires the Audit Committee to review and consider whether to approve all related party transactions, as that term is defined in the applicable regulations of the SEC. Other than the matters set out below, the Company has not engaged in any related person transactions, as defined by Regulation S-K Item 404(a), since January 1, 2018, nor are there any transactions currently proposed. If any related person transactions arise, the Audit Committee will review and approve such transactions as it deems appropriate.
On November 9, 2018, the Company consummated the transactions contemplated by that certain Purchase and Sale Agreement, dated as of October 1, 2018 (the “Purchase Agreement”), by and among the Company, Omni Air International Holdings, Inc. (“Omni Holdings”), Omni Aviation Leasing Holdings, LLC (“OAL Holdings”), T7 Aviation Leasing Holdings, LLC (“T7 Holdings” and, together with Omni Holdings and OAL Holdings, the “Sellers”), and Robert K. Coretz, as Sellers’ Representative (“Sellers’ Representative”), pursuant to which the Company purchased from Sellers, through three newly-organized acquisition subsidiaries, all of the issued and outstanding membership interests of Omni Air International, LLC (“Omni”), Omni Aviation Leasing, LLC and T7 Aviation Leasing, LLC. The purchase price for the acquisition was $845 million, subject to certain adjustments.
Mr. Coretz, who was elected to the Board on February 20, 2019, and his spouse, were on the date of the closing of the acquisition and remain indirect equity holders through separate trust arrangements in each of the Sellers. More specifically, Mr. Coretz was on the date of the closing of the acquisition and remains the trustee of the Robert K. Coretz Revocable Trust, which is a 25.61% equity holder in Omni Holdings, a 26.25% equity holder in OAL Holdings and a 26.25% equity holder in T7 Holdings. His spouse was on the date of the closing of the acquisition and remains the trustee of the Coretz 2003 Legacy Trust, which is an 8.537% equity holder in Omni Holdings, an 8.75% equity holder in OAL Holdings and an 8.75% equity holder in T7 Holdings. Mr. Coretz continues to serve as the Sellers' Representative under the Purchase Agreement and both Mr. Coretz and his spouse, through the aforementioned trust arrangements, are also a party to guaranty agreements pursuant to which certain of the equity holders guaranteed the payment of Sellers’ obligations for indemnification amounts as a result of breaches of fundamental representations and representations concerning tax matters and breaches of covenants in the Purchase Agreement should the Company be unable to obtain payment for such breaches after seeking to collect payment from the Sellers.
In addition to the foregoing, Mr. Coretz: (i) is a 33.3% equity holder in Hangar 19, LLC, which subleases office space to Omni for a base rent of $26,699 per month with a term currently expiring on March 31, 2022; (ii) is the sole equity holder in AMTRA Enterprises, LLC, which subleases warehouse space to Omni for a base rent of $5,879 per month with a term currently expiring on June 30, 2022; and (iii) is a 33.3% equity holder in Hangar 15, LLC, which subleases warehouse, office and classroom space to Omni for a base rent of $11,788 per month with a term currently expiring on April 30, 2022. The subleased properties are located at the Tulsa International Airport in Tulsa, Oklahoma.

Executive Sessions
The independent directors of the Company meet in executive session (with no management directors, non-independent directors or management present) on a regular basis and upon the request of one or more independent directors. The sessions are scheduled and chaired by the Chairman of the Board, who is an independent director. The executive sessions include whatever topics the independent directors deem appropriate.

Communications with the Board
Stockholders and other parties interested in communicating directly with the Company’s directors or with the non-management directors as a group may do so by writing to the Secretary of the Company at Air Transport Services Group, Inc., 145 Hunter Drive, Wilmington, Ohio 45177. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Board Leadership Structure
The Company’s Bylaws and Corporate Governance Guidelines provide the Board of Directors with the discretion to separate or combine the positions of Chairman of the Board and Chief Executive Officer, provided that in the event the positions are combined, an independent lead director position is established.
In deciding whether to separate the offices of Chairman of the Board and Chief Executive Officer or to combine those offices and appoint an independent lead director, the Board considers what is in the best interests of the Company and its stockholders, taking into consideration the skills and experience of the individual or individuals filling those positions and other relevant factors. The Board has determined that a leadership structure with separate positions of Chairman and Chief Executive Officer continues to be in the best interests of the Company and its stockholders at this time. This structure enables the Chairman to focus on managing the Board’s affairs, including organizational and functional effectiveness, and fulfilling the Board’s responsibilities. The Chief Executive Officer remains involved in this process by updating the Chairman and the Board in its entirety regarding the day-to-day management of the Company. While the Company has established separate roles for the Chairman of the Board and Chief Executive Officer, they both play a vital role in the management of the Company and must work together closely in order to maximize the Company’s potential.
Our Corporate Governance Guidelines provide that (i) a majority of the directors of the Company shall be “independent directors” as that term is defined in the NASDAQ Marketplace Rules; and (ii) the Chief Executive Officer will be the only employee of the Company who also serves as a director of the Company.  As described above under “Independence,” six of our eight directors are independent. In addition, all of the directors on each of the Audit Committee, Compensation Committee, and Nominating and Governance Committee are independent directors. The independent directors meet in executive session (with no management directors, non-independent directors or management present) on a regular basis (typically at the time of each quarterly board meeting) and upon the request of one or more independent directors.
Our Board conducts an annual evaluation to determine whether it and its committees are functioning effectively.  As a part of the annual self-evaluation, the Board considers whether the current leadership structure continues to be appropriate for the Company and its stockholders.  In addition, the Board reviews the structure of Board and Company leadership as part of the succession planning process.

Board Role in Risk Oversight
The Board recognizes that it has the primary responsibility for risk oversight, with the Board's standing committees supporting the Board by addressing the risks inherent in their respective areas of oversight. In meeting its responsibilities, the Board seeks to (i) concentrate on the broader risk implications of a strategic direction, while allowing the committees to focus on specific areas of risk, (ii) ensure that management has implemented appropriate systems to manage risk, and (iii) ensure that it is providing effective risk oversight through its committee structure and oversight processes.
EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives
The Compensation Committee believes that the compensation paid to its executive officers should assist the Company in attracting and retaining talented leaders and encouraging a high level of effective and ethical management in the best interests of the Company and its stockholders, while at the same time avoiding the encouragement of unnecessary or excessive risk taking. To this end, the Compensation Committee strives to ensure that the Company’s executive compensation program is competitive with that of similarly situated companies and rewards the achievement of short and long-term goals that align the interests of its executives and stockholders in seeking to increase stockholder value.
Throughout this Proxy Statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal year 2018, as well as the other individuals included in the “Summary Compensation Table” below, are referred to as the “named executive officers.”

Chief Executive Officer’s Role in the Compensation Decision Process
The Compensation Committee considers recommendations from the Chief Executive Officer with respect to the base salaries of the named executive officers (other than himself) and the performance measures to be utilized under the Company's short-term incentive compensation plan. In making his recommendations, the Chief Executive Officer utilizes materials prepared by Willis Towers Watson, as further described below, including a peer group analysis, and completes an objective and subjective review of each executive’s responsibilities and performance over the prior year. The Chief Executive Officer plays no role in the compensation process, and is not present during voting or deliberations, with respect to his own compensation.

Establishing Compensation Levels
The Compensation Committee ordinarily meets during the first half of each year to review the base salaries for each of the executive officers and to approve incentive awards for the previous year based upon previously established performance measures. All changes to base salaries are typically effective on July 1st for the year in which they are set. The Compensation Committee has traditionally authorized the grant of equity awards under the Company's long-term term incentive plan no earlier than the close of the market on the second or third full trading day after the issuance of the Company’s earnings for the fourth quarter and year-end.
During the first half of the year, the Compensation Committee also typically establishes incentive goals for the current year based upon the Chief Executive Officer’s recommendations.

Compensation Consultant

The Compensation Committee is authorized to retain the services of independent advisers to assist it in carrying out its responsibilities. In 2018, the Compensation Committee engaged Willis Towers Watson to prepare a general update with respect to current trends in executive compensation. The update considered the Company’s executive compensation program in the context of: (i) the financial and market performance of S&P 1500 companies during the prior year and market expectations for 2018; (ii) current trends in executive pay levels and design; (iii) the regulatory landscape; and (iv) trends in corporate governance. The general update was intended to supplement a competitive compensation assessment which had been prepared by Willis Towers Watson at the request of the Compensation Committee in 2017 with respect to certain executives of the Company, including the then named executive officers. The assessment was based on an analysis of the proxy statements of 16 publicly-traded transportation industry competitors, logistics companies and regional airlines (the "proxy peer group") as well as general industry compensation survey data, the latter of which was adjusted to reflect the Company's revenue size. The proxy peer group consisted of the following companies:

• Aircastle Limited • Air Methods Corp. • Allegiant Travel Company • Atlas Air Worldwide Holdings, Inc. • Echo Global Logistics, Inc. • Era Group Inc. • Forward Air Corp. • Hawaiian Holdings, Inc.	• Hub Group, Inc. • Park Ohio Holdings Corp. • PHI Inc. • Republic Airways Holdings Inc. • Sky West, Inc. • Spirit Airlines, Inc. • Radiant Logistics, Inc. • Willis Lease Finance Corp.

The 2017 assessment included: (i) a review of the Company's current executive compensation program and its components; (ii) a comparison of the executives' compensation, including base salary, target bonus opportunities, target total cash compensation, long-term incentive opportunities and target total compensation, at the 25th, 50th and 75th percentiles relative to the general industry survey data; (iii) a comparison of the components of the compensation of each of the executives relative to their counterparts in the proxy peer group data; and (iv) a comparison of the components of the compensation of each of the executives relative to their counterparts in a subset of the proxy peer group consisting of companies closest in size to the Company.
The assessment established compensation guidelines for the then named executive officers, providing data on the 25th, 50th (median) and 75th percentile pay levels in the competitive market. The Compensation Committee has identified the 50th (median) percentile as the targeted pay level.
The Compensation Committee utilized the general update and competitive compensation assessment in evaluating the ongoing competitiveness of the Company's compensation arrangements for 2018. In this regard, the proxy peer group analysis and general survey data contained in the competitive compensation assessment constituted a material component of the Compensation Committee’s evaluation of the Company’s compensation arrangements for 2018 with respect to the named executive officers.
To minimize the potential for conflicts of interest, our policy is to limit the use of Willis Towers Watson to only executive and director compensation and benefits matters. Further, the Compensation Committee has the sole authority to retain or terminate Willis Towers Watson as the Committee's executive compensation consultant and to approve its fees and other terms of engagement. In connection with its engagement of Willis Towers Watson, the Compensation Committee considered various factors bearing upon Willis Towers Watson's independence, including, but not limited to, the amount of fees received by Willis Towers Watson from the Company as a percentage of Willis Towers Watson's total revenues, Willis Towers Watson's policies and procedures designed to prevent and mitigate conflicts of interest, and the existence of any business or personal relationships that could impact Willis Towers Watson's independence. After reviewing these and other factors, the Compensation Committee determined that Willis Towers Watson was independent and that its engagement did not present any conflicts of interest. Willis Towers Watson also provided the Company with a written statement in which it indicated its belief that it serves as an independent advisor to, and has no conflicts of interest involving, the Company.

Compensation and Risk
The Board of Directors, in consultation with the Compensation Committee and management, believes that the Company's compensation policies and practices, including the Company's executive compensation program, do not create risks that are reasonably likely to have a material adverse effect on the Company. The Board believes that the following characteristics of the Company's compensation policies and practices are effective in reducing the possibility of the executive officers, individually or as a group, making excessively-risky business decisions that could maximize short-term results at the expense of long-term value:

•
The base salaries the Company pays to its executive officers are generally consistent with salaries paid for comparable positions in the Company's industry, and provide the Company's executive officers with a steady income while reducing the incentive to take risks in pursuit of short-term benefits.

•
The Company's short-term and long-term incentive compensation plans are well-defined and based on stated formulas that respectively cap the maximum bonus and shares that may be earned, thereby reducing the incentive for excessive risk taking.

•	The Company's executive compensation program is designed to include a significant level of long-term incentive compensation, which discourages short-term risk taking.

•	The performance period and vesting schedule for long-term incentives overlap, which reduces the motivation to maximize performance in any one period.

•
The Compensation Committee retains an external executive compensation consultant at least every two years to advise it on market practices and the suitability of its compensation actions and decisions.

•
The Company has adopted (i) a Code of Ethics for the Chief Executive Officer and Chief Financial Officer that provides for the forfeiture of bonuses and equity compensation under certain situations; (ii) a Code of Conduct for Conducting Business; and (iii) a Corporate Compliance Plan, each of which are designed to reinforce the balanced compensation objectives established by the Compensation Committee. The Code of Ethics for the Chief Executive Officer and Chief Financial Officer, Code of Conduct for Conducting Business and Corporate Compliance Plan are available through our Internet website at http://www.atsginc.com.

•
The Company has adopted stock ownership guidelines for its executive officers, which the Board believes helps to align the interests of the executive officers with the interests of stockholders, and thereby discourages excessive risk taking.

Advisory Votes on Executive Compensation
At our annual stockholders’ meetings held in May 2018, 2017 and 2016, approximately 98%, 96% and 98% of the shares cast at the meetings (excluding abstentions and broker non-votes) were respectively voted in favor of the advisory vote on the executive compensation reported in Company's proxy statement. While the advisory vote is non-binding, the Compensation Committee and the Board of Directors reviews and considers the voting results with respect to advisory votes on executive compensation when making future decisions regarding the Company's executive compensation program and intends to hold future advisory votes on executive compensation every year.

Components of Executive Compensation for 2018
The Company’s executive compensation and benefits package consists of direct compensation (base salary, short-term cash incentives and long-term equity-based incentives) and Company-sponsored retirement and benefit plans. The components of the named executive officers’ compensation packages are designed to contribute to a total package that is competitive, appropriately performance-based and valued by the Company’s executives. The Compensation Committee strives to align the mix of executive officer compensation between cash and non-cash and short-term and long-term incentive compensation with the competitive benchmarking described above.

Base Salary
The Company provides the named executive officers with a base salary to compensate them for services rendered during the fiscal year. The Compensation Committee determines the base salary for the Chief Executive Officer and the other named executive officers, although the base salaries for the latter are determined in consultation with the Chief Executive Officer. The Compensation Committee typically reviews the base salaries of the named executive officers during the first half of the year as part of the Company’s performance review process, as well as in the event of a promotion or other change in job responsibilities. This review primarily takes into account a compensation analysis, such as the Willis Towers Watson analysis described above; an internal review of the executive’s compensation, both on an individual basis and relative to other executives; and the individual performance of the executive, as evaluated by the Chief Executive Officer.
In May 2018, the Compensation Committee met in executive session, outside of the presence of the Chief Executive Officer, to discuss his compensation arrangements for 2018. The Committee reviewed and discussed the components of Mr. Hete's current compensation utilizing the materials prepared by Willis Towers Watson that are described above and, based thereon, increased his base salary. Further, the Compensation Committee, in consultation with the Chief Executive Officer and utilizing the materials prepared by Willis Towers Watson, increased the base salaries paid to Messrs. Turner, Corrado and Payne. The increases in the base salaries paid to Messrs. Hete, Turner, Corrado and Payne became effective on July 1, 2018, and were made in order to cause their respective target total compensation to be more in alignment with the market median/50th percentile being targeted by the Company. The base salaries paid to the named executive officers in 2018 are set forth in the “Salary” column of the “Summary Compensation Table” below.

Short-Term Incentive Compensation
During 2018, the Company's executives, including the named executive officers, had the potential to earn incentive compensation under the Company’s Executive Incentive Compensation Plan (the “EIC Plan”). The purpose of the EIC Plan is to incentivize executive management to achieve short-term corporate goals. Under the EIC Plan, participants are eligible to receive a cash bonus utilizing a formula that establishes a bonus amount, expressed as a percentage of base salary, based upon the extent of achievement of performance measures that are prescribed under the EIC Plan. The performance measures selected, and the relevant weight given to each such performance measure, may vary by participant, provided that, unless otherwise determined by the Compensation Committee, bonuses will be based on at least two performance measures, one of which will be net income from continuing operations. The other performance measures that may be utilized under the EIC Plan include revenue growth, return on capital, earnings per share, shipment growth, increase in stock price, return on assets, service or personal goals. The cash-incentive bonus opportunity for each participant varies depending upon the position held and ranges from 4.8% to 160% of the participant's base salary earned during the year. The threshold, target and maximum bonus potentials for the named executive officers in 2018 included the following:

Named Executive Officer	Threshold	Target	Maximum
Joseph C. Hete	11.5% of base salary	115% of base salary	160% of base salary
Quint O. Turner	6% of base salary	60% of base salary	100% of base salary
Richard F. Corrado	6% of base salary	60% of base salary	100% of base salary
W. Joseph Payne	6% of base salary	60% of base salary	100% of base salary
Michael L. Berger	6% of base salary	60% of base salary	100% of base salary
The Compensation Committee determines: (i) the threshold, target and maximum bonus percentages and, based thereon, the potential cash bonus amounts; (ii) the performance measures and the weight to be given to each performance measure; and (iii) the extent of the achievement thereof, for the Chief Executive Officer. Similarly, the Compensation Committee makes the same determinations with respect to the other named executive officers in consultation with the Chief Executive Officer. In May 2018, the Compensation Committee met in executive session, outside of the presence of the Chief Executive Officer, to discuss Mr. Hete's compensation arrangements for 2018. The Committee reviewed and discussed the components of Mr. Hete's current compensation utilizing the materials prepared by Willis Towers Watson that are described above and, based thereon, no changes were made to his bonus percentages under the EIC Plan for 2018. Further, the Compensation Committee, in consultation with the Chief Executive Officer and utilizing the materials prepared by Willis Towers Watson, made no changes to the bonus percentages under the EIC Plan for Messrs. Turner, Corrado, Payne and Berger for 2018. The Compensation Committee determined that, after taking into consideration the increases in the respective base salaries paid to the Chief Executive Officer and the other named executive officers described above, their respective total compensation was sufficiently in alignment with the market median/50% percentile being targeted by the Company.
For 2018, 80% of the named executive officers’ bonus opportunity was based upon the level of achievement of net income from continuing operations, and 20% of their bonus opportunity was based upon the level of achievement of personal goals (the “Strategic Objectives”). The Compensation Committee determined that: (i) Mr. Hete had achieved 109% of the bonus potential for the performance measure associated with net income from continuing operations and 140% of the bonus potential associated with the Strategic Objectives; and (ii) Messrs. Turner, Corrado, Payne and Berger had achieved 109% of the bonus potential for the performance measure associated with net income from continuing operations and 100% of the bonus potential associated with the Strategic Objectives. The following table shows for each of the named executive officers: (i) the performance measures utilized; (ii) the relevant weight given to the performance measures based on net income from continuing operations and in the aggregate for the Strategic Objectives; (iii) the potential bonus amounts at threshold, target and maximum, for the achievement of the performance measures based on net income from continuing operations, and in total for the Strategic Objectives; and (iv) the actual cash incentive bonus achieved for the performance measures under the EIC Plan for 2018:

	Component of 2018 Bonus	Potential Bonus Attainment			Actual 2018 Bonus
		Minimum	Target	Maximum
Joseph C. Hete
Net Earnings From Continuing Operations	80.0%	$69,000	$690,000	$960,000	$511,800
Strategic Objectives(1)	20.0%	17,250	172,500	240,000	210,000
Total					$721,800
Quint O. Turner
Net Earnings From Continuing Operations	80.0%	$20,400	$204,000	$340,000	$151,300
Strategic Objectives(1)	20.0%	5,100	51,000	85,000	85,000
Total					$236,300
Richard F. Corrado
Net Earnings from Continuing Operations	80.0%	$25,200	$252,000	$420,000	$186,900
Strategic Objectives(1)	20.0%	6,300	63,000	105,000	105,000
Total					$291,900
W. Joseph Payne
Net Earnings From Continuing Operations	80.0%	$17,640	$176,400	$294,000	$130,830
Strategic Objectives(1)	20.0%	4,410	44,100	73,500	73,500
Total					$204,330
Michael L. Berger
Net Earnings from Continuing Operations	80.0%	$15,600	$156,000	$260,000	$115,700
Strategic Objectives(1)	20.0%	3,900	39,000	65,000	65,000
Total					$180,700

(1)
For 2018, the Strategic Objectives for each named executive officers concerned a combination of the following topics: shareholder relations matters, customer relations matters, strategic sales and marketing initiatives, strategic business initiatives, capital allocation and corporate governance matters.

The Compensation Committee believes that the Company’s overall incentive program, including the EIC Plan, is meaningfully performance based. In this regard, the Chief Executive Officer and other named executive officers were awarded an annual cash bonus under the EIC Plan attributable to the performance measure associated with net operating income from continuing operations based on the Company’s performance in 2018, 2017 and 2016.
The amounts paid to the named executive officers under the EIC Plan for 2018 are also set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” below.
The Compensation Committee, in consultation with Mr. Hete, also made an additional discretionary cash incentive bonus to Messrs. Turner, Corrado, Payne and Berger in the amount of $20,820, $38,660, $37,062 and $17,980, respectively, in recognition of their achievements in 2018, including finalizing the acquisition of Omni Air International, LLC as well as expanded commercial arrangements with Amazon.com Services, Inc. At Mr. Hete's request, the Compensation Committee did not make an additional discretionary cash incentive bonus to him for 2018. The additional discretionary cash incentive bonuses paid to the named executive officers for 2018 are also set forth in the "Bonus" column of the "Summary Compensation Table" below.

Long-Term Incentive Compensation
The Company's executives, including the named executive officers, and senior management are eligible to participate in the Company's 2015 LTI Plan. The purpose of the 2015 LTI Plan is to foster and promote the long-term financial success of the Company, to reward performance and to increase stockholder value by providing participants appropriate incentives and awards, to enable the Company to attract and retain the services of outstanding individuals, to encourage stock ownership in the Company, and to align the interests of management and directors with that of stockholders. The 2015 LTI Plan authorizes a wide range of equity awards, including stock options, restricted stock awards, restricted stock units, stock awards, stock appreciation rights and performance-based awards payable in shares or cash and other forms of equity compensation.
Since the approval of the 2015 LTI Plan, the Compensation Committee has granted restricted stock awards and performance-based stock unit awards to the Company’s named executive officers and other executives and members of the senior management group on an annual basis. The amount of the total long-term incentive grants to be received by each named executive officer is typically determined by multiplying the officer's base salary by a percentage, the latter of which depends on the position held. The percentage is 100% in the case of each of the named executive officers. The restricted stock awards and performance-based stock unit awards are divided evenly, so that half of the long-term incentive compensation value is delivered in restricted stock and half is delivered in performance-based stock units. The number of shares of restricted stock and performance-based stock units to be received is determined by dividing the value derived above by the closing stock price on the date of grant. The Compensation Committee has traditionally authorized the grant of awards no earlier than at the close of the market on the second or third full trading day after the issuance of the Company’s earnings for the fourth quarter and year-end.
The Compensation Committee granted restricted stock awards and performance-based stock awards under the Company 2015 LTI Plan to the Company’s named executives and other executives and members of the senior management group in the first quarter of 2018.

Restricted Stock Awards
Under the restricted stock award agreements, shares of stock are issued in the name of each of the participant employees, but are held in escrow until they fully vest. Ordinarily, the vesting period is approximately 34 months from the date of grant. The employees may exercise any voting rights associated with the restricted stock while in escrow, and any dividends paid on the restricted stock are also held in escrow and paid once they are fully vested. The restrictions are removed and the stock is distributed to the employees if they are actively employed at the end of the vesting period, but such awards may be settled earlier or forfeited in certain limited circumstances under the terms of the award agreements.
The number of shares of restricted stock that were granted to each of the named executive officers during fiscal year 2018, all of which will vest at the end of the restriction period, are set forth in the “All Other Stock Awards: Number of Shares of Stock or Units” column of the “Grants of Plan-Based Awards Table” below.

Performance-Based Stock Unit Awards
Under the performance-based stock unit award agreements, the performance units are converted to an equal number of shares of common stock and paid out or forfeited, depending upon whether and the extent to which certain performance criteria are met during the performance period. The performance period is ordinarily 36 months. The performance-based stock units consist of two types - stock performance units and return-on-invested-capital (“ROIC”) units. The agreements provide for an equal number of stock performance units and ROIC units, based on their respective target award potential.
The performance criteria for the stock performance units are based upon the extent to which the appreciation in the Company’s stock during the performance period equals or exceeds the total stockholder return performance of the NASDAQ Transportation Index during the same period. Under the 2015 LTI Plan, each award agreement specifies the 40th, 50th and 75th stock performance unit percentile level as the threshold, target and maximum percentile level, respectively, indicating when the stock performance awards are earned or forfeited. For performance outcomes between the threshold and maximum percentile levels, the actual awards are interpolated.
The performance criteria for the ROIC units under the 2015 LTI Plan are based upon how the Company’s average return on invested capital during the performance period compares to the levels specified under the award agreements. The criteria for determining the extent to which ROIC units are earned or forfeited is based on invested capital for the same period during the prior fiscal year. Each award agreement specifies a threshold, target and maximum ROIC unit percentile level, indicating when the ROIC awards are earned or forfeited. The Compensation Committee seeks to establish a threshold percentile level that is perceived by management as being reasonably achievable and a target and maximum percentile level that rewards superior performance. For performance outcomes between the threshold and maximum percentile levels, the actual awards are interpolated.

Under the 2015 LTI Plan, the performance-based stock units (both stock performance units and ROIC units) may be settled earlier or forfeited in certain limited circumstances under the terms of the award agreements.
The number of performance-based stock units that were granted to each of the named executive officers under the 2015 LTI Plan during fiscal year 2018, all or a portion of which may vest at the end of the performance period, depending upon and the extent to which the performance criteria are met during the performance period, are set forth in the "Estimated Future Payouts Under Equity Incentive Plan Awards" columns of the "Grants of Plan-Based Awards Table" below.

Equity Compensation Plan Information
The following table sets forth the number of shares of common stock subject to outstanding restricted stock units as granted under the 2005 LTI Plan and restricted stock units, restricted stock and performance-based stock units as granted under the 2015 LTI Plan, as well as the number of shares remaining available for future award grants under the 2015 LTI Plan, in each case, as of the Record Date. The Company has no other compensation plans pursuant to which equity awards may be granted.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by stockholders	1,358,510	N/A	1,605,264
Total	1,358,510	N/A	1,605,264

Stock Ownership Guidelines
To better align the interests of the Company's executives, including the named executive officers, with the interests of stockholders, the Committee requires that certain executives, including the named executive officers, maintain a minimum ownership interest in the Company. The amount of stock required to be owned and retained is based on the minimum number of shares totaling in value as of the date of grant or purchase (including any restricted stock grants) a multiple of the executive's annual base salary, which multiple depends upon the position held. The Chief Executive Officer (Mr. Hete) is required to own and retain the minimum number of shares totaling in value as of the date of grant or purchase at least three times his annual base salary. The Chief Financial Officer (Mr. Turner); Chief Operating Officer (Mr. Corrado); Chief Legal Officer and Secretary (Mr. Payne); and Chief Commercial Officer (Mr. Berger) are each required to own and retain the minimum number of shares totaling in value as of the date of grant or purchase at least two times their respective annual base salaries. The Company’s executives, including the named executive officers, are expected to be in compliance with the ownership guidelines on or about the third anniversary of the date on which the executive was first elected to the position held. All of the named executive officers are in compliance with the stock ownership guidelines except for Mr. Berger, who joined the Company in March 2018.

Company-Sponsored Retirement and Benefit Plans

Retirement Plans
ATSG and its subsidiaries have several retirement plans for their executives, including the named executive officers, and other employees who are not covered by a collective bargaining agreement. However, as described below, all but two of the retirement plans have been frozen or are no longer the subject of contributions. The named executive officers participate in one or more of the following plans: (i) the ABX Air Capital Accumulation Plan, which is both a defined contribution 401(k) plan (the “CAP 401(k) 5%”) and a voluntary 401(k) salary deferral plan (the “CAP 401(k)”); (ii) the ABX Air Retirement Income Plan (the “RIP”), which is a defined benefit pension plan; (iii) the ABX Air Profit Sharing Plan (the “PSP”), which is a defined contribution plan; (iv) the ABX Supplemental Executive Retirement Plan

(the “SERP”), which is a non-qualified and unfunded plan that provides for benefits in excess of statutory limits; and (v) the Air Transport Services Group, Inc. Nonqualified Deferred Compensation Plan (the “DCP”), which is a non-qualified plan that provides deferred compensation in excess of statutory limits.
All eligible full and part-time non-union employees of ATSG and certain of its subsidiaries, including the named executive officers, who complete one year of service and work at least 1,000 hours during the year receive a Company contribution to the CAP 401(k) 5%. Under the CAP 401(k) 5%, employees that have completed three continuous years of employment with the Company and worked at least 1,000 hours each year, earn the right to receive benefits upon termination. Contributions are calculated as the product of 5% of eligible annual pay for each year of service, and the contributions are deposited in the CAP 401(k) 5%. Similarly, all eligible full and part-time non-union employees of ATSG and certain of its subsidiaries, including the named executive officers, may elect to participate in the CAP 401(k), which is a 401(k) plan that allows voluntary deferrals of up to 75% of an employee’s pay, subject to IRS income limits.
Messrs. Hete, Turner and Payne are eligible to receive benefits under the RIP. The RIP is a floor offset pension plan that works in step with the PSP (no contributions have been made to the PSP for non-union employees since December 31, 1999 or for union employees since December 31, 2009.). Under the RIP, all eligible full and part-time non-union employees of ATSG that have completed five continuous years of employment with the Company earn the right to receive benefits upon termination at the normal retirement age of 65 or reduced benefits upon early retirement on or after age 55, with 10 or more years of service. Retirement benefits are calculated as the product of 2% times the final average annual eligible pay for the first 25 years of service and 0.5% times the final average annual eligible pay for each year after the first 25 years of service, less the actuarial equivalent of the PSP balance. The RIP was frozen on January 14, 2010, and, as such, no years of service or average monthly compensation have been credited to the participants since that date in determining the benefit available under the RIP.
Messrs. Hete, Turner and Payne are eligible to receive benefits under the SERP. The SERP provides an age 62 targeted benefit of 50% of a participant’s Final Average Earnings (FAEs) for 25 or more years of service, which benefit is reduced by 4% a year for each year of service less than 25 years. In addition, a participant may elect early retirement as early as age 55 provided he or she has at least 10 years of service with the Company. The benefit is reduced by 6% a year for early retirement before age 62. Participants become vested in the SERP after completing 5 years of service with the Company. Prior to the date upon which the SERP was frozen, benefits earned through the formula were offset by benefits from Social Security, the RIP, the PSP and the CAP 401(k) 5%. The SERP was frozen on April 14, 2009. Accordingly, years of service used to calculate the targeted benefit as well as FAEs were frozen as of that date.
Messrs. Turner, Corrado and Payne are eligible to receive benefits under the DCP. The DCP provides deferred compensation to a select group of management and highly compensated employees (except for any person so employed under the terms of a collective bargaining agreement) in an amount equal to the retirement contributions that cannot be made to the qualified plan in which the eligible employee participates due to IRS compensation limits. The annual contributions made on behalf of the named executive officers participating under the DCP are dependent upon a number of factors, including the salary and bonus paid to the named executive officer during the year, the terms of the qualified plan in which he participates, and the annual IRS compensation limit (The annual contributions made on behalf of the named executive officers under the DCP for 2018 are set forth in footnote 5 to the “Summary Compensation Table” below.).

Benefit Plans
The core benefit package for the named executive officers and all other employees of the Company includes health, dental, vision, short and long-term disability, group term life insurance, accidental death and dismemberment (“AD&D”) insurance, and certain post-retirement benefits. The core benefit package is designed to assist the Company in retaining and attracting employees for key positions. The core benefit package for all of the employees of ATSG, including the named executive officers, also includes business travel accident insurance. The named executive officers participate in the Company’s benefit plans on the same basis as all other Company employees, except to the extent described under the heading “Retirement Plans” and “Potential Payments upon Termination or Change in Control.”

Employment Agreements; Severance Pay Plan and Change-in-Control Agreements

Employment Agreements
The Company does not have employment agreements with any of its named executive officers that specify a term of employment or guarantee minimum levels of compensation.

Severance Pay Plan
Each of the named executive officers participate in the Air Transport Services Group, Inc. Severance Pay Plan for Senior Management (the “Severance Plan”), which covers certain designated key employees of the Company and its subsidiaries. Under the terms of the Severance Plan, if a named executive officer (i) is terminated by the Company for any reason other than for “Cause” (as defined in the Severance Plan), death or disability, or (ii) resigns on account of “Good Reason” (as defined in the Severance Plan), the covered employee will receive the following severance benefits: (i) a continuation of annual base salary for the covered employee's severance period; (ii) a pro rata annual incentive bonus for the fiscal year in which the covered employee's employment termination occurs, which bonus will be paid at the same time that bonuses are paid under the applicable plan or policy; and (iii) a continuation of eligibility to participate during the applicable severance period in the Company's medical, dental, vision and prescription drug plans in which the covered employee was participating (including the covered employee's spouse and eligible dependents); provided that to receive such coverage, the covered employee must pay the amount that the covered employee would have been required to pay if such covered employee were employed by the Company at such time. The severance period for Mr. Hete is 24 months and the severance periods for Messrs. Turner, Corrado, Payne and Berger is 18 months.
If a covered employee is also a party to a change in control agreement and there occurs a change in control that results in such covered employee being entitled to receive severance benefits thereunder, then the Severance Plan will cease to be applicable to such covered employee, with all payments and benefits to such covered employee arising out of any termination of the employment of such covered employee to be determined and paid in accordance with the terms of such change in control agreement. Similarly, if a covered employee is also a party to an employment agreement with the Company that provides for severance payments and benefits following termination of employment under the same or similar circumstances as are set forth in the Severance Plan, then the Severance Plan will not be applicable to such covered employee so long as such employment agreement is in effect.
As a condition for a covered employee to be eligible to participate in the Severance Plan, and to receive severance benefits under the Severance Plan, a covered employee must agree to comply with the restrictive covenants thereunder, including (a) a confidential information disclosure restriction during the term of the covered employment and thereafter, (b) a non-competition restriction during the term of the covered employee’s employment and for the stated Restriction Period after such termination of employment and (c) a non-solicitation restriction applicable to the solicitation of actual or prospective customers, employees and contractors of the Company during the term of the covered employee’s employment and for the Restriction Period after such termination of employment. The Restriction Period for Mr. Hete is 24 months and for Messrs. Turner, Corrado, Payne and Berger is 18 months.
The Compensation Committee may amend, suspend or terminate the Severance Plan at any time; provided that (i) no amendment, suspension or termination may materially adversely affect a covered employee’s entitlements under the Severance Plan without the prior written consent of such adversely affected covered employee and (ii) no such amendment, suspension or termination will give the Company the right to recover any amount paid to a covered employee prior to the date of such amendment, suspension or termination or to cause the cessation and termination of payments of severance benefits to any person under the Severance Plan receiving severance benefits.

Change-in-Control Agreements
The Company has entered into change-in-control agreements with certain of its executives, including the named executive officers. Information regarding applicable payments under such agreements for the named executive officers is set forth under “Potential Payments Upon Termination or Change in Control” below.

Financial Restatements
Certain bonuses and equity compensation received by the Chief Executive Officer and Chief Financial Officer must be forfeited as required by applicable law if the Company is required to prepare an accounting restatement due to material non-compliance by the Company as a result of misconduct with any financial reporting requirements under the securities laws.

Tax and Accounting Implications

Deductibility of Executive Compensation
The Compensation Committee reviews and considers the impact that tax laws and accounting regulations may have on executive compensation in structuring the Company's executive compensation program. In this regard, the Compensation Committee has historically reviewed and considered the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”).  Prior to January 2018, Section 162(m) generally provided that the Company may not deduct compensation paid to a “covered employee” (generally our named executive officers serving on the last day of the year other than the chief financial officer) to the extent it exceeded $1 million.   Qualified performance-based compensation paid pursuant to stockholder approved plans was not subject to the $1 million deduction limit, provided that certain requirements were satisfied.
In making compensation decisions in 2017 and in prior years, the Compensation Committee sought to structure the performance-based stock units awards under the LTI Plans with the goal of qualifying any compensation paid thereunder as “performance-based” compensation excluded from the $1 million cap. However, the Compensation Committee never adopted a policy that would have required all compensation to be deductible because the Compensation Committee wanted to preserve the ability to pay compensation that did not meet the requirements of Section 162(m) if, in its judgment, such compensation was necessary to ensure competitive levels of total compensation for our executives or to otherwise further the Company's executive compensation philosophy and objectives.
The Tax Cuts and Jobs Act, which was enacted on December 22, 2017, includes a number of significant changes to Section 162(m), such as the repeal of the qualified performance-based compensation exemption and the expansion of the definition of “covered employees” (for example, by including the chief financial officer and certain former named executive officers as covered employees).
As a result of these changes, other than with respect to certain "grandfathered" performance-based awards granted prior to November 2, 2017, compensation paid to any of our covered employees generally will not be deductible in 2018 or future years, to the extent that it exceeds $1 million.
The Company will seek to preserve the deductibility of certain compensation arrangements that were in place as of November 2, 2017, under the applicable transition rules.  However, due to uncertainties regarding the scope of transition relief under the Tax Cuts and Jobs Act, there can be no guarantee that any compensation paid to our covered employees after 2017 will be or remain exempt from Section 162(m).

Accounting for Stock-Based Compensation
The Company began accounting for stock-based payments in accordance with the requirements of FASB ASC Topic 718, beginning with the initial grant of awards under the Company’s 2005 LTI Plan and continuing with grants made under the 2015 LTI Plan.

Compensation Committee Report
This report will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing of the Company with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference and will not be deemed soliciting material or deemed filed under those Acts.
The Compensation Committee of the Board of Directors has reviewed and discussed the Company’s Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s definitive proxy statement on Schedule 14A for its 2019 Annual Meeting, which is incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, each as filed with the Securities and Exchange Commission.
Respectfully submitted,
The Compensation Committee
J. Christopher Teets, Chairman
Laura J. Peterson
Randy D. Rademacher
Jeffrey J. Vorholt

Summary Compensation Table
The following table sets forth the total compensation earned by, including the stock awards granted to, each of the named executive officers for the fiscal years ended December 31, 2018, December 31, 2017, and December 31, 2016.

Name and Principal Position	Year	Salary ($)	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Joseph C. Hete	2018	$750,000	$—	$797,523	$721,800	$—	$16,900	$2,286,223
President & Chief Executive Officer	2017	700,000	—	682,298	946,400	71,504	16,650	2,416,852
	2016	650,000	—	817,791	795,600	—	18,740	2,282,131

Quint O. Turner	2018	414,231	20,820	433,553	236,300	—	69,409	1,174,313
Chief Financial Officer	2017	393,154	—	404,455	311,378	171,475	73,613	1,354,075
	2016	377,500	—	513,114	297,470	67,820	60,923	1,316,827

Richard F. Corrado	2018	484,615	38,660	476,373	291,900	—	68,524	1,360,072
Chief Operating Officer	2017	373,077	—	341,149	302,939	—	69,263	1,086,428
	2016	312,500	—	470,564	246,250	—	52,045	1,081,359

W. Joseph Payne	2018	366,538	37,062	380,028	204,330	—	61,850	1,049,808
Chief Legal Officer & Secretary	2017	344,231	—	351,700	279,515	70,060	68,853	1,114,359
	2016	325,000	—	486,269	256,100	26,586	54,321	1,148,276

Michael L. Berger	2018	258,750	17,980	326,950	180,700	—	12,086	796,466
Chief Commercial Officer	2017	—	—	—	—	—	—	—
	2016	—	—	—	—	—	—	—

(1)
The Compensation Committee, in consultation with Mr. Hete, awarded an additional discretionary cash incentive bonus to Messrs. Turner, Corrado, Payne and Berger for 2018. At Mr. Hete's request, the Compensation Committee did not award to him an additional discretionary cash incentive bonus in 2018.

(2)
The amounts shown reflect the aggregate grant date fair value, in accordance with FASB ASC Topic 718, of restricted stock and performance-based stock units under the 2015 LTI Plan. The amounts shown for the performance-based stock units were computed based on the probable outcome of the performance conditions as of the grant date. Assuming the highest level of outcome, the maximum value of the performance-based stock units in 2018 would have been: Hete ($1,102,600), Turner ($599,400), Corrado ($658,600), Payne ($525,400) and Berger ($326,950). Assuming the highest level of outcome, the maximum value of the performance-based stock units in 2017 would have been: Hete ($942,355), Turner ($558,613), Corrado ($471,178) and Payne ($485,750). Assuming the highest level of outcome, the maximum value of the performance-based stock units in 2016 would have been: Hete ($1,091,421), Turner ($669,301), Corrado ($596,482) and Payne ($618,241). Assumptions used in the calculation of these amounts are included in Note M to the Company’s audited financial statements for the fiscal year ended December 31, 2018, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2019. The 2015 LTI Plan is described in further detail above under the heading “Long-Term Incentive Compensation.”

(3)
The amounts shown reflect the award of cash incentive compensation on March 15, 2019, March 15, 2018 and March 15, 2017, under the EIC Plan. The EIC Plan is described in further detail above under the heading “Short-Term Incentive Compensation.”

(4)
The amounts shown reflect the respective actuarial increases in the present value of the named executive officers’ benefits under the RIP and the SERP, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. The SERP provides an age 62 targeted benefit of 50% of a participant’s Final Average Earnings (FAEs) at 25 years of service. For each year of service below 25 years, a 4% per year reduction factor is applied. If a participant retires between ages 55 and 62, an additional 6% per year reduction factor is applied. The targeted 50% benefit is offset by the RIP (before the PSP offset) or the actuarial equivalent of the employer contribution under the CAP 401(k) 5% and an estimated Social Security benefit based on the maximum amount. If a participant terminates prior to age 55, the SERP benefit will be payable at age 55. If a participant does not have 5 years of service at termination, they are not eligible for a SERP benefit. The SERP benefit will be paid as a lump sum based on RP 2000 annuitant mortality projected to 2018 and 5.55% interest. Messrs. Corrado and Berger do not participate in the RIP or the SERP. In 2018 and 2016, the present value of Mr. Hete's benefits decreased by $453,250 and $24,885, respectively. In 2018, the present value of Mr. Turner's and Mr. Payne's benefits decreased by $86,177 and $38,555, respectively. The RIP and the SERP are described in further detail above under the heading “Retirement Plans.”

(5)
The amounts shown reflect the value of contributions made by the Company to each of the named executive officers pursuant to the CAP 401(k) 5%, the value of contributions made by the Company to each of the named executive officers under the DCP, and the dollar value of life insurance premiums paid by the Company for the benefit of each of the named executive officers, as follows:

(a)
The amounts for Mr. Hete include contributions made by the Company pursuant to the CAP 401(k) 5% ($13,750, $13,500 and $13,250 for 2018, 2017 and 2016, respectively) and the value of life insurance premiums paid by the Company ($3,150, $3,150 and $5,490 for 2018, 2017 and 2016, respectively).

(b)
The amounts for Mr. Turner include contributions made by the Company pursuant to the CAP 401(k) 5% ($13,750, $13,500 and $13,250 for 2018, 2017 and 2016, respectively) and the DCP ($53,465, $58,034 and $44,270 for 2018, 2017 and 2016, respectively), and the value of life insurance premiums paid by the Company ($2,195, $2,079 and $3,404 for 2018, 2017 and 2016, respectively).

(c)
The amounts for Mr. Corrado include contributions made by the Company pursuant to the CAP 401(k) 5% ($13,750, $13,500 and $13,250 for 2018, 2017 and 2016, respectively) and the DCP ($52,202, $53,715 and $36,050 for 2018, 2017 and 2016, respectively), and the value of life insurance premiums paid by the Company ($2,573, $2,048 and $2,745 for 2018, 2017 and 2016, respectively).

(d)
The amounts for Mr. Payne include contributions made by the Company pursuant to the CAP 401(k) 5% ($13,750, $13,500 and $13,250 for 2018, 2017 and 2016, respectively) and the DCP ($46,168, $53,537 and $38,180 for 2018, 2017 and 2016, respectively), and the value of life insurance premiums paid by the Company ($1,932, $1,817 and $2,891 for 2018, 2017 and 2016, respectively).

(e)	The amounts for Mr. Berger include contributions made by the Company pursuant to the CAP 401(k) 5% ($10,938 for 2018) and the value of life insurance premiums paid by the Company ($1,148 for 2018).

Grants of Plan-Based Awards Table
The following table summarizes the grants of plan-based awards made to each of the named executive officers during the fiscal year ended December 31, 2018.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph C. Hete	3/1/2018*				5,215	7,450	11,175		$235,420
	3/1/2018**				3,725	7,450	14,900		187,368
	3/1/2018							14,900	374,735
	N/A	$91,558	$915,577	$1,273,846

Quint O. Turner	3/1/2018*				2,835	4,050	6,075		127,980
	3/1/2018**				2,025	4,050	8,100		101,858
	3/1/2018							8,100	203,715
	N/A	24,854	248,538	414,231

Richard F. Corrado	3/1/2018*				3,115	4,450	6,675		140,620
	3/1/2018**				2,225	4,450	8,900		111,918
	3/1/2018							8,900	223,835
	N/A	29,077	290,769	484,615

W. Joseph Payne	3/1/2018*				2,485	3,550	5,325		112,180
	3/1/2018**				1,775	3,550	7,100		89,283
	3/1/2018							7,100	178,565
	N/A	21,992	219,923	366,538

Michael L. Berger	3/1/2018*				—	—	—		—
	3/1/2018**				—	—	—		—
	3/1/2018							13,000	326,950
	N/A	15,525	155,250	258,750

(1)
The amounts shown reflect the threshold, target and maximum payment levels under the EIC Plan. The EIC Plan is described in further detail above under the heading “Short-Term Incentive Compensation.” There is no grant date for awards made under the EIC Plan. The actual payments were made on March 15, 2019 and are disclosed above under the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

(2)
The amounts shown reflect the threshold, target and maximum number of shares of Company stock that can be awarded to each of the named executive officers with respect to the grant of stock performance units and ROIC units made under the 2015 LTI Plan. The 2015 LTI Plan is described in further detail above under the heading “Long-Term Incentive Compensation.” The stock performance units are identified with an "*" and the ROIC units are identified with an "**".

(3)
The amounts shown reflect the number of shares of restricted stock that were awarded to each of the named executive officers under the 2015 LTI Plan. The 2015 LTI Plan is described in further detail above under the heading “Long-Term Incentive Compensation.”

(4)
The amounts shown reflect the aggregate grant date fair value, in accordance with FASB ASC Topic 718, of restricted stock and performance-based stock units under the 2015 LTI Plan. This amount assumes the performance-based stock units were computed based on the probable outcome of the performance conditions as of the grant date. Assumptions used in the calculation of these amounts are included in Note M to the Company’s audited financial statements for the fiscal year ended December 31, 2018, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2019. The 2015 LTI Plan is described in further detail above under the heading “Long-Term Incentive Compensation.”

Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information about outstanding equity awards held by the named executive officers as of December 31, 2018.

	Grant Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)			Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Name		Restricted Stock	Return on Invested Capital Units	Stock Performance Units	Restricted Stock	Return on Invested Capital Units	Stock Performance Units
Joseph C. Hete	3/8/2017	19,400	19,400	14,550	$442,514	$442,514	$331,886
	3/1/2018	14,900	14,900	11,175	339,869	339,869	254,902
Quint O. Turner	3/8/2017	11,500	11,500	8,625	262,315	262,315	196,736
	3/1/2018	8,100	8,100	6,075	184,761	184,761	138,571
Richard F. Corrado	3/8/2017	9,700	9,700	7,275	221,257	221,257	165,943
	3/1/2018	8,900	8,900	6,675	203,009	203,009	152,257
W. Joseph Payne	3/8/2017	10,000	10,000	7,500	228,100	228,100	171,075
	3/1/2018	7,100	7,100	5,325	161,951	161,951	121,463
Michael L. Berger	3/8/2017	—	—	—	—	—	—
	3/1/2018	13,000	—	—	296,530	—	—

(1)
The amounts shown reflect the number of shares of restricted stock and performance-based stock units that were granted to each of the named executive officers for fiscal years 2017 and 2018 under the 2015 LTI Plan. The 2015 LTI Plan is described in further detail above under the heading “Long-Term Incentive Compensation.” The grants made in fiscal years 2017 and 2018 will vest on December 31, 2019, and December 31, 2020, respectively.

(2)
The amounts shown were calculated using a per share value of $22.81, the closing market price of our common stock on December 31, 2018. In addition, the amounts shown assume that the stock performance units and the ROIC units will be paid out at the maximum level for both the 2018 and 2017 awards, based on the Company’s performance under the respective awards as of December 31, 2018.

Vested Equity Awards at Fiscal Year-End Table
The following table sets forth information about equity awards held by the named executive officers that vested as of December 31, 2018.

	Number of Shares Acquired on Vesting (#)(1)			Value Realized on Vesting ($)(2)
Name	Restricted Stock	Return on Invested Capital Units	Stock Performance Units	Restricted Stock	Return on Invested Capital Units	Stock Performance Units
Joseph C. Hete	22,600	10,924	16,950	$515,506	$249,067	$386,460
Quint O. Turner	12,900	6,235	9,675	294,249	142,158	220,590
Richard F. Corrado	10,400	5,027	7,800	237,224	114,616	177,840
W. Joseph Payne	10,900	5,269	8,175	248,629	120,133	186,390
Michael L. Berger	—	—	—	—	—	—

(1)
The amounts shown reflect the number of shares of restricted stock and performance-based stock units that were granted to each of the named executive officers for fiscal year 2016 that vested as of December 31, 2018, under the 2015 LTI Plan. The 2015 LTI Plan is described in further detail above under the heading “Long-Term Incentive Compensation.”

(2)
The amounts shown were calculated using a per share value of $22.81 for the restricted stock, which was the closing market price of our common stock on the date of vesting, December 31, 2018, and a per share value of $22.80 for the performance-based stock units, which was the closing market price of our common stock on the date that the stock was issued, March 1, 2019.

Pension Benefits Table
The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each of the named executive officers, under the RIP and the SERP, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

Name	Plan Name(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)
Joseph C. Hete	Retirement Income Plan	29.3	$929,939
	Supplemental Executive Retirement Plan	25.0	3,573,799
Quint O. Turner	Retirement Income Plan	21.6	635,744
	Supplemental Executive Retirement Plan	20.8	611,551
Richard F. Corrado(3)	Retirement Income Plan	N/A	—
	Supplemental Executive Retirement Plan	N/A	—
W. Joseph Payne	Retirement Income Plan	14.7	468,538
	Supplemental Executive Retirement Plan	13.9	—
Michael L. Berger (3)	Retirement Income Plan	N/A	—
	Supplemental Executive Retirement Plan	N/A	—

(1)	The RIP and the SERP are described in further detail above under the heading, “Retirement Plans.”

(2)
The valuation method and assumptions used to calculate the amounts shown are included in Note J to the Company’s audited financial statements for the fiscal year ended December 31, 2018, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2019, and are based on the SERP in effect as of December 31, 2018.

(3)	Mr. Corrado and Mr. Berger do not participate in the RIP or the SERP.

Potential Payments Upon Termination or Change in Control

Payments Made Upon Retirement
Certain of the named executive officers participated in the RIP and the SERP in 2018. These plans are discussed above under the heading “Retirement Plans” and the present value of accumulated benefits payable to each of the named executive officers under these plans is described above under the heading “Pension Benefits Table.”
In addition, the restriction on any shares of restricted stock granted pursuant to the Company's long-term incentive plans would be removed automatically and the stock would be distributed to the executive in conjunction with his or her retirement. Further, a pro-rata portion of the award of any performance-based stock units granted under such plans would be paid out to the executive at the end of the performance period.

Payments Made Upon Disability
Under the terms of ATSG's short-term disability plan, each of the named executive officers would be entitled to receive 50% of his annual base salary (up to a maximum of $1,000 per week) for a six-month period beginning 15 days from the date he first became disabled. In the event the named executive officer continued to be disabled for a period longer than six months, he would be entitled to participate under the Company’s long-term disability plan. Under ATSG’s long-term disability plan, the named executive officer would be entitled to receive two-thirds of his annual base salary (up to a maximum of $15,000 per month) during the period of disability. The payments would continue until the named executive officer died, ceased to have a disability or reached his normal retirement age for purposes of receiving Social Security benefits. The definition of disability is the same as that used for the disability plans covering all full-time non-union employees of ATSG. Namely, the named executive officer must be unable to perform the material and substantial duties of his occupation. Further, after 24 months, the named executive officer must be unable to perform the duties of any gainful occupation for which he is reasonably fitted by education, training or experience. The disability benefits would be reduced by any benefits payable under the Company’s pension plans, social security, workers compensation or via subrogation against a third party.
In addition, the restriction on any shares of restricted stock would be removed automatically and the stock distributed to the named executive officer in the event that he were to become disabled. Further, a pro-rata portion of the award of any performance-based stock units would be paid out to the named executive officer at the end of the performance period.

Payments Made Upon Death
In the event of the death of a named executive officer, his surviving spouse would receive those amounts that have accrued and vested under the RIP and the SERP in the form of a 50% joint and survivor benefit and his beneficiaries would receive those amounts that have accrued and vested under the PSP, which benefit plans are discussed above in this Proxy Statement, including under the headings “Summary Compensation Table” and “Retirement Plans.” In addition, the named executive officer’s beneficiaries would receive life insurance proceeds in the amount of 2 1/2 times his annual base salary, rounded up to the next $10,000, up to a maximum of $1,500,000. Further, in the event the cause of death was attributable to an accident, the beneficiaries would receive an additional 2 1/2 times the named executive officer’s annual base salary, rounded up to the next $10,000, up to a maximum of $1,500,000 over and above the life insurance benefit. Further, in the event the cause of death was attributable to an accident while traveling on company business, the beneficiaries would receive an additional 2 times annual base salary, rounded up to the next $1,000, up to a maximum of $500,000 over and above the life insurance benefit and accidental death benefit.
In addition, the restriction on any shares of restricted stock would be removed automatically and the stock distributed to the name executive officer's beneficiaries in the event of his death. Further, a pro-rata portion of the award of any performance-based stock units would be paid out to the named executive officer's beneficiaries at the end of the performance period.

Payments Upon Change In Control
The Company has entered into change-in-control agreements with certain of its executives, including the named executive officers, as described below under the heading “Potential Payments Upon Termination or Change in Control Table.” The purpose of the agreements is to assist in retaining the executives and better enable them to function effectively without distraction in the event that uncertainty as to the future control of the Company and/or a subsidiary should arise as the result of a merger proposal or acquisition attempt by third parties. The agreements provide that, in the event of a change in control of the Company or the subsidiary that employs the executive, the executive will have the right to remain employed, at not less than his respective rate of compensation in effect as of the date of the change in control, for at least four years thereafter.
A change in control is generally defined in the agreements as (i) the direct or indirect acquisition by any person of a greater than 50% ownership interest in or voting power over the Company or the subsidiary of the Company that employs the executive, (ii) the direct or indirect acquisition by any person, within any 12 month period, of a 30% or more ownership interest in or voting power over the Company or the subsidiary of the Company that employs the executive, (iii) a majority of the members of the Board are replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election, or (iv) the acquisition by any person, within any 12 month period, of assets from the Company or the subsidiary of the Company that employs the executive that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company or the subsidiary, as applicable.
The change-in-control agreements generally provide that, if an executive is terminated without “cause” (defined as willful and continued failure to perform duties after demand from the Board, or willful or gross misconduct) within four years after a change in control, the Company must pay the executive, in addition to all accrued compensation, the equivalent of two years’ (three years’ in the case of the Chief Executive Officer) salary and bonus. In addition, the executive is entitled to the continuation of his group health insurance coverage and certain other benefits for the remainder of the term of the agreement, reimbursement for outplacement services and, if a participant, increased benefits under the SERP. The Company or subsidiary that employs the executive is required to provide the same additional compensation and benefits described above in the event an executive officer resigns due to a material reduction by his employer in his salary, authority, duties or responsibilities or a material change in the geographic location of his employment.
The Board, upon the recommendation of the Compensation Committee, adopted a policy in March 2014 which provides that the Company will no longer include provisions in any change-in-control agreements that it enters into with its executive officers, including the named executive officers, that require the Company to make a tax gross-up payment to reimburse the executive officer for any excise tax and associated income taxes on excess parachute payments as outlined under Section 280G and 4999 of the Internal Revenue Code. Since the change-in-control agreements that the Company entered into with its executives officers, including the then serving named executive officers, prior to the adoption of the policy include provisions requiring for the Company to make tax gross up payments, the Compensation Committee also undertook a review of those agreements with the intent of securing amendments to those agreements that eliminated the tax gross-up provisions contained therein. The Compensation Committee engaged Willis Towers Watson to provide market perspective, make recommendations and otherwise provide assistance in evaluating this matter. Upon review and after consulting with management, the Compensation Committee decided to terminate the existing change-in-control agreements that the Company had with each of its then serving named executive officers and, in conjunction therewith, to offer to enter into new change-in-control agreements that do not contain tax gross up provisions. The existing change-in-control agreements each provide that they will expire four years from the named executive officer's receipt of notice of termination, which is March 31, 2019. After that date, the change-in-control agreements that the Company has with each of the named executive officers will not require the Company to make a tax gross-up payment to reimburse the executive officer for any excise tax and associated income taxes on excess parachute payments as outlined under Section 280G and 4999 of the Internal Revenue Code.
The 2015 LTI Plan provides that in the event of a business combination (as defined therein), the restrictions on any shares of restricted stock will lapse and the stock will be distributed. In addition, the performance objectives imposed on any performance-based stock units will be deemed to have been met at the target level or any higher level actually achieved as of the date of the change in control (the “Accelerated Units”) and the executive will receive cash or stock (depending on the nature of the change in control) as if the performance period ended on the date of the change in control. The amount awarded with respect to performance-based stock units will be determined by multiplying the Accelerated Units by the number of whole months between the beginning of the performance period and the date of the change in control divided by the number of whole months in the performance period.

Potential Payments Upon Termination or Change in Control Table
The table below shows potential payments to each of the named executive officers upon (i) retirement, (ii) disability, (iii) death or (iv) termination upon a change in control of the Company. The amounts shown assume that a termination was effective as of December 31, 2018 and are estimates of the amounts that would be paid to the executives upon their termination in addition to the base salary and bonus earned by the executives during 2018 and any applicable pension amounts payable to the executive officers described above under the headings “Pension Benefits” and “Pension Benefits Table.” The actual amounts that would be paid can only be determined at the actual time of an executive’s termination.

Name	Type of Benefit	Retirement ($)	Disability ($)	Death ($)	Termination Without Cause or for Good Reason After a Change in Control ($)
Joseph C. Hete	Long-Term Disability Payments(1)	—	180,000	—	—
	Life and Accidental Death Insurance Proceeds(2)	—	—	1,500,000	—
	Restricted Stock(3)	782,383	782,383	782,383	782,383
	Performance-Based Stock Units(4)	714,523	714,523	714,523	714,523
	Severance Pay under Change-in-Control Agreement(5)	—	—	—	445,665
	Health Care Continuation Coverage(6)	—	—	—	7,436
	Premiums for Life, AD&D, Short-Term Disability and Long-Term Disability Insurance(7)	—	—	—	1,387
	Job Outplacement Services(8)	—	—	—	10,000
Quint O. Turner	Long-Term Disability Payments(1)	—	180,000	—	—
	Life and Accidental Death Insurance Proceeds(2)	—	—	1,070,000	—
	Restricted Stock(3)	447,076	447,076	447,076	447,076
	Performance-Based Stock Units(4)	413,811	413,811	413,811	413,811
	Severance Pay under Change-in-Control Agreement(5)	—	—	—	1,405,490
	Health Care Continuation Coverage(6)	—	—	—	118,973
	Premiums for Life, AD&D, Short-Term Disability and Long-Term Disability Insurance(7)	—	—	—	18,586
	Job Outplacement Services(8)	—	—	—	10,000
Richard F. Corrado	Long-Term Disability Payments(1)	—	180,000	—	—
	Life and Accidental Death Insurance Proceeds(2)	—	—	1,320,000	—
	Restricted Stock(3)	424,266	424,266	424,266	424,266
	Performance-Based Stock Units(4)	376,555	376,555	376,555	376,555
	Severance Pay under Change-in-Control Agreement(5)	—	—	—	1,751,620
	Health Care Continuation Coverage(6)	—	—	—	79,774
	Premiums for Life, AD&D, Short-Term Disability and Long-Term Disability Insurance(7)	—	—	—	20,686
	Job Outplacement Services(8)	—	—	—	10,000
W. Joseph Payne	Long-Term Disability Payments(1)	—	180,000	—	—

	Life and Accidental Death Insurance Proceeds(2)	—	—	950,000	—
	Restricted Stock(3)	390,051	390,051	390,051	390,051
	Performance-Based Stock Units(4)	360,588	360,588	360,588	360,588
	Severance Pay under Change-in-Control Agreement(5)	—	—	—	1,284,034
	Health Care Continuation Coverage(6)	—	—	—	118,973
	Premiums for Life, AD&D, Short-Term Disability and Long-Term Disability Insurance(7)	—	—	—	17,578
	Job Outplacement Services(8)	—	—	—	10,000
Michael L. Berger	Long-Term Disability Payments(1)	—	180,000	—	—
	Life and Accidental Death Insurance Proceeds(2)	—	—	820,000	—
	Restricted Stock(3)	—	296,530	296,530	296,530
	Performance-Based Stock Units(4)	—	—	—	—
	Severance Pay under Change-in-Control Agreement(5)	—	—	—	1,047,360
	Health Care Continuation Coverage(6)	—	—	—	108,576
	Premiums for Life, AD&D, Short-Term Disability and Long-Term Disability Insurance(7)	—	—	—	6,888
	Job Outplacement Services(8)	—	—	—	10,000

(1)
This amount represents the value of long-term disability payments for one year. However, the executive officer would receive short-term disability benefits for the first six months of any disability, which in the case of the named executive officers would constitute 50% of their base salary (up to a maximum of $1,000 per week).

(2)
This amount assumes the cause of death was not attributable to an accident. The following amounts would be paid to the named executive officers’ beneficiaries in the event the cause of death was attributable to an accident: Hete ($3,000,000), Turner ($2,140,000), Corrado ($2,640,000), Payne ($1,900,000) and Berger ($1,640,000). Further, the following amounts would be paid to the executive officers’ beneficiaries in the event the cause of death was attributable to an accident while traveling on business: Hete ($3,500,000), Turner ($2,640,000), Corrado ($3,140,000), Payne ($2,400,000) and Berger ($2,140,000).

(3)
These amounts were calculated using a per share value of $22.81, the closing market price of our common stock on December 31, 2018. Mr. Hete became eligible for early retirement as of April 3, 2009. Mr. Turner became eligible for early retirement as of December 6, 2017. Mr. Corrado became eligible for early retirement as of November 27, 2014. Mr. Payne became eligible for early retirement as of December 7, 2018.

(4)
These amounts were calculated using a per share value of $22.81, the closing market price of our common stock on December 31, 2018. In addition, the performance-based stock units awarded in 2017 and 2018 were valued at the maximum amount for the stock performance units and the ROIC units.

(5)
This amount constitutes the equivalent of two years’ (three years’ in the case of Mr. Hete, but adjusted downward based on his normal retirement date) salary and bonus for the named executive officer as well as the cash value of contributions that the Company would have made on his behalf for a 3-year period under the CAP 401(k) 5%.

(6)
Under the change-in-control agreement, the Company will pay the named executive officer’s health insurance premiums for the remaining term of the agreement provided that the executive has elected COBRA continuation coverage and, at the end of such continuation coverage period, shall arrange for the executive to receive health benefits substantially similar to those which the executive was receiving immediately prior to the termination of the coverage period. The amount for Mr. Hete reflects the value of the Company's portion of the cost until Mr. Hete reaches age 65 and is merely intended as an estimate.

(7)
This amount constitutes the value of life, AD&D, short-term disability and long-term disability insurance premiums that the Company would have paid on the named executive officer's behalf for the 4-year term of the change-in-control agreement and is merely intended as an estimate.

(8)	This constitutes the maximum amount that the Company will pay or reimburse to the named executive officer for job outplacement services under the terms of the change-in-control agreement.

CEO Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of the Company’s and its consolidated subsidiaries’ employees to the annual total compensation of Mr. Hete, the President and Chief Executive Officer, for the year ended December 31, 2018.
The median of the annual total compensation of all employees of the Company and its consolidated subsidiaries, except the Chief Executive Officer, for 2018 was $48,838. The annual total compensation of the Chief Executive Officer of the Company for 2018 was $2,286,223. Based on this information, the annual total compensation of the Chief Executive Officer was approximately 47 times that of the annual total compensation of our median employee in 2018.
The above pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K, using the methodology and material assumptions, adjustments and estimates described below. Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions and adjustments, and make reasonable estimates and assumptions reflecting their compensation practices, our pay ratio may not be comparable to the pay ratio reported by other companies.
We used the following methodology to identify and determine the annual total compensation of the median employee and to determine the annual total compensation of the Chief Executive Officer. As of December 31, 2018, our employee population consisted of approximately 4,118 employees (excluding the Chief Executive Officer), including full-time, part-time and temporary employees employed on that date. To find the median of the annual total compensation of our employees (other than the Chief Executive Officer), we used the gross taxable wages from our payroll records that were used for IRS reporting purposes on Form W-2 for 2018. In making this determination, we did not annualize the compensation for those employees who were employed on December 31, 2018, but who did not work for us the entire 2018 fiscal year. No full-time equivalent adjustments were made for part-time or temporary employees. We identified our median employee using this compensation measure and methodology, which was consistently applied to all employees included in the calculation. After identifying the median employee, we added together all of the elements of such employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $48,838. With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our 2018 Summary Compensation Table appearing on page 28 of this Proxy Statement, which is also in accordance with the requirements of Item 402(c)(2)(x).

Compensation Committee Interlocks and Insider Participation
No interlocking relationship exists between the members of the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. None of the members of the Compensation Committee are officers or employees, or former officers or employees, of the Company or any of its subsidiaries.

STOCK OWNERSHIP OF MANAGEMENT
The following table sets forth information as to the shares of common stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the SEC) by each director of the Company and the named executive officers on the Record Date, and by all directors and executive officers as a group:

Name	Common Stock of the Company Beneficially Owned(1)	Percentage of Common Stock Outstanding(2)
Directors(3)
Richard A. Baudouin	4,485	*
Robert K. Coretz	75,000	*
Raymond E. Johns, Jr.	3,500	*
Laura J. Peterson	—	*
Randy D. Rademacher	43,181	*
J. Christopher Teets(4)	—	*
Jeffrey J. Vorholt	27,864	*
Named Executive Officers(5)
Joseph C. Hete, President and Chief Executive Officer(6)	667,695	1.1%
Quint O. Turner, Chief Financial Officer	254,728	*
Richard F. Corrado, Chief Operating Officer	116,873	*
W. Joseph Payne, Chief Legal Officer & Secretary	165,881	*
Michael L. Berger, Chief Commercial Officer	20,100	*
All Directors and Executive Officers as a Group (12 Persons)	1,379,307	2.3%

*	Less than 1% of common stock outstanding.

(1)	Except as otherwise noted, none of the individuals shares with another person either voting or investment power as to the shares reported.

(2)	Based on 59,351,326 shares outstanding (which includes 454,800 shares of restricted stock).

(3)
The stock ownership information for the directors does not include restricted stock units held by the following directors in the following amounts: Messrs. Baudouin (36,136), Coretz (3,728), Johns (7,107), Peterson (3,728), Rademacher (96,152), Teets (94,733) and Vorholt (95,476).

(4)
The information for Mr. Teets does not include shares beneficially owned by Red Mountain Capital Partners LLC. Mr. Teets, a Partner of Red Mountain Capital Partners LLC, disclaims beneficial ownership of the shares of the Company beneficially owned or deemed to be beneficially owned by Red Mountain Capital Partners LLC.

(5)
These amounts include the restricted shares held by Messrs. Hete (50,700), Turner (28,900), Corrado (30,100), Payne (25,400) and Berger (20,100), as to which the holder has sole voting, but no dispositive power.

(6)	Mr. Hete also serves as a director.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The firm of Deloitte & Touche LLP, an independent registered public accounting firm, examined the financial statements of the Company for 2018 and has been selected by the Audit Committee of the Board to serve as the Company’s independent registered public accounting firm for 2019.
We are asking the stockholders to ratify the Audit Committee’s selection. In the event of a negative vote on the ratification, the Audit Committee may reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they so desire and will be available to respond to questions.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees of the Independent Registered Public Accounting Firm
The aggregate fees billed to the Company for professional services by Deloitte & Touche LLP in calendar years 2018 and 2017 are as follows:

	Year Ended December 31
	2018	2017
Audit Fees	$1,298,821	$1,162,555
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,298,821	$1,162,555

Audit Fees
These are the aggregate fees billed for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2018 and December 31, 2017, the effectiveness of the Company’s internal controls as of December 31, 2018 and December 31, 2017, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and services rendered in connection with the filing of registration statements.

Audit-Related Fees
There were no fees billed for audited-related services for the fiscal years ended December 31, 2018 or December 31, 2017.

Tax Fees
There were no fees billed for tax services for the fiscal years ended December 31, 2018 or December 31, 2017.

All Other Fees
There were no fees billed for other services for the fiscal years ended December 31, 2018 or December 31, 2017.

Auditor Independence
In considering the nature of the services provided by Deloitte & Touche LLP, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte & Touche LLP and the Company's management and determined that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy
All audit services for 2018 were pre-approved by the Audit Committee. The charter of the Audit Committee provides for pre-approval of all audit and non-audit services, other than with respect to de minimis exceptions permitted by law or regulation, performed by the Company’s independent registered public accounting firm. Such pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The charter of the Audit Committee authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to non-audit services, but the decision must be presented to the full Committee at the next regularly scheduled Committee meeting.

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are asking stockholders to approve an advisory resolution on the Company's compensation of its named executive officers as reported in this Proxy Statement. The Compensation Committee and the Board of Directors believe that the compensation policies and practices of the Company articulated in the “Compensation Discussion and Analysis” contained in this Proxy Statement are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has contributed to the Company's success.
A significant portion of the compensation of our named executive officers is tied closely to the performance of the Company, thus aligning our officers’ interests with those of our stockholders. The annual cash bonus paid to our named executive officers under the Company's Executive Incentive Compensation Plan (“EIC Plan”) is based in large part on the Company's net income from continuing operations, while the remainder is designed to incentivize and reward the achievement of strategic objectives that are more specifically targeted to the named executive officer. As described on pages 21 through 23 of this Proxy Statement, the grant to our named executive officers of restricted stock and performance-based stock unit awards further align our executives’ interests with our stockholders’ interests.
As disclosed under “Stock Ownership Guidelines” and “Stock Ownership of Management,” each of our named executive officers also owns shares of common stock of the Company, thus giving each of them a direct, vested interest in long-term Company performance and stockholder return. Further, with the exception of change of control agreements, the Company does not maintain employment agreements with any of the named executive officers. Each of the named executive officers is employed at will and is expected to perform in order to continue serving as a member of the executive team.
We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 16 of this Proxy Statement, which describes in more detail how our executive compensation policies and practices operate and are designed to achieve our compensation objectives, as well as the “Summary Compensation Table” and other related compensation tables and narrative appearing on pages 28 through 38, which provide detailed information on the compensation of our named executive officers. Included therein, under “Advisory Votes on Executive Compensation” on page 19, is additional information concerning the results of advisory votes on executive compensation in recent years.
In accordance with provisions of the Exchange Act, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the stockholders of Air Transport Services Group, Inc. (the "Company") approve, on an advisory basis, the compensation of the Company's named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company's 2019 Annual Meeting of Stockholders.
This advisory resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on the Board of Directors. Although non-binding, the Compensation Committee and the Board of Directors will review and consider the voting results when making future decisions regarding our executive compensation program.
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE EXECUTIVE COMPENSATION PROPOSAL

BACKGROUND OF PROPOSALS 4 AND 5
On March 8, 2016, the Company entered into a strategic, long-term relationship with Amazon.com, Inc. (“Amazon”). Airborne Global Solutions, Inc., a subsidiary of the Company (“AGS”), and Amazon.com Services, Inc., a subsidiary of Amazon (“ASI”) (successor to Amazon Fulfillment Services, Inc.) executed an Air Transportation Services Agreement (the “ATSA”), effective on April 1, 2016, pursuant to which Cargo Aircraft Management, Inc., a subsidiary of the Company (“CAM”), leased 20 Boeing 767 freighter aircraft to ASI, including twelve Boeing 767-200 series freighter aircraft (the “Initial 767-200 Aircraft”) for a term of five years and eight Boeing 767-300 series freighter aircraft (the “Initial 767-300 Aircraft”), for a term of seven years. The ATSA, which had an original term of five years, provides for the operation of those aircraft by two of the Company’s airline subsidiaries, ABX Air, Inc. (“ABX”), and Air Transport International, Inc. (“ATI”), and the performance of hub and gateway services by LGSTX Services, Inc. (“LGSTX”), another subsidiary of the Company.
The Initial Warrants to Amazon. Concurrent with their entering into the ATSA, the Company and Amazon entered into an Investment Agreement (the “2016 Investment Agreement”) and a Stockholders Agreement (the “Stockholders Agreement”) on March 8, 2016. Pursuant to the 2016 Investment Agreement, the Company issued to Amazon a warrant (“Warrant-A”) to purchase 12,810,629 shares of the Company’s common stock (the “Common Stock”). The Company also agreed in the Investment Agreement to issue two additional warrants in the future. The second warrant was issued on March 8, 2018 for 1,591,333 shares of Common Stock (“Warrant B-1”). Warrant-A and Warrant B-1 are now fully vested. The third warrant (“Warrant B-2”), which will be fully vested when issued, will be issued on September 8, 2020. Warrant B-2 will be exercisable for such additional number of shares of Common Stock as is necessary to bring Amazon’s stock ownership in the Company to 19.9% of the outstanding shares of Common Stock on March 8, 2016 (measured on a GAAP-diluted basis), and as adjusted for stock issuances and repurchases occurring after March 8, 2016 and after giving effect to the issuance of the A/B Warrants (defined below). The A/B Warrants have an exercise price of $9.73 per share and will expire on March 8, 2021. Warrant-A, Warrant B-1 and Warrant B-2 are sometimes referred to collectively in this Proxy Statement as the “A/B Warrants.”
At the 2016 Annual Meeting of Stockholders of the Company on May 12, 2016, the Company’s stockholders approved (i) the issuance by the Company of the Common Stock issuable upon exercise of the A/B Warrants, as required under NASDAQ Marketplace Rule 5635(d), and (ii) an amendment to the Company’s then current certificate of incorporation to increase the number of authorized shares of Common Stock to allow for issuance of the Common Stock issuable upon exercise of the A/B Warrants.
The December 20, 2018 Agreements with Amazon. On December 20, 2018, AGS entered into an Amended and Restated Air Transportation Services Agreement (the “Amended ATSA”) with ASI pursuant to which CAM will lease 10 additional Boeing 767-300 series freighter aircraft (the “Additional 767-300 Aircraft”) to ASI. Further, CAM and ASI agreed to extend the term of the existing leases for the Initial 767-200 Aircraft for an additional two years and the term of the existing leases for the Initial 767-300 Aircraft for an additional three years, with all 20 existing leases having renewal options for an additional period of up to three years. The Amended ATSA, which provides for the operation of those 30 aircraft by ABX and ATI, and the performance of hub and gateway services by LGSTX, was also extended from its original term by five years through March 2026, with a renewal option for an additional period of three years.

Also on December 20, 2018, the Company and Amazon entered into a new Investment Agreement (the “2018 Investment Agreement”) and an Amended and Restated Stockholders Agreement (the “Amended Stockholders Agreement”) in conjunction with the execution of the Amended ATSA. The 2018 Investment Agreement, including the Additional Warrant (as defined below), the form of the Subsequent Warrants (as defined below), and the Amended Stockholders Agreement have been filed by the Company with the Securities and Exchange Commission as exhibits (Exhibit Nos. 10.65 and 10.67) to its Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

The Additional Warrant. Pursuant to the 2018 Investment Agreement, the Company issued to Amazon an additional warrant for an aggregate of 14,801,369 shares of Common Stock (the “Additional Warrant”). The Additional Warrant is subject to the following vesting requirements: (i) the right to exercise the Additional Warrant for increments of 278,221 shares will vest upon the execution of each lease extension for the 20 Initial 767-200 Aircraft and the Initial 767-300 Aircraft; (ii) the right to exercise the Additional Warrant for increments of 589,829 shares will vest upon the delivery to ASI of each of the 10 Additional 767-300 Aircraft (5 each in 2019 and 2020) to be leased from CAM to ASI under the Amended ATSA; and (iii) the right to exercise the Additional Warrant for increments of 333,865 shares will vest upon commencement of the operation of each of the 10 Additional 767-300 Aircraft under the Amended ATSA. The exercise price of the Additional Warrant is $21.5265 per share, which represents the volume-weighted average price of the Common Stock over the 30 trading days immediately preceding October 29, 2018. After vesting, Amazon may elect to exercise the Additional Warrant for cash or through a net share settlement. The issuance and vesting of the Additional Warrant, after giving effect to the A/B Warrants, would give Amazon the right to acquire up to approximately 33.2% of the Company’s outstanding shares of Common Stock measured on a GAAP-diluted basis as of December 20, 2018.

The Additional Warrant will vest immediately upon consummation of a Change of Control Transaction. Exercise of the Additional Warrant is subject to compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, obtaining any required approvals by the United States Department of Transportation and securing approval of Proposals 4 and 5 in this Proxy Statement by the Company’s stockholders. A “Change of Control Transaction” is defined generally as: (i) a transaction in which a person or group becomes the beneficial owner, directly or indirectly, of 35% or more of the outstanding equity interests of the Company; (ii) with certain exceptions, a transaction in which the stockholders immediately prior to such transaction cease to beneficially own, directly or indirectly, at least 65% of the outstanding equity interests of the Company; (iii) a Business Combination (defined below) as a result of which at least 35% ownership of the Company is transferred to another person or group; (iv) individuals who constitute the “Continuing Directors,” as that term is defined in the Additional Warrant, taken together, ceasing for any reason to constitute at least a majority of the Company’s Board of Directors (the “Board”); or (v) any sale, lease, exchange, license, transfer or disposition of 35% or more of the consolidated assets, business, revenues, net income, or deposits of the Company. A “Business Combination” is defined as a merger, consolidation, statutory share exchange, reorganization, recapitalization or similar extraordinary transaction involving the Company.
The Additional Warrant will expire on December 20, 2025.
The Subsequent Warrants. Pursuant to the 2018 Investment Agreement, the Company may in the future be required to issue additional warrants to Amazon for an aggregate of up to 9,937,636 shares of Common Stock (the “Subsequent Warrants”) if additional aircraft of designated types are leased to ASI or an affiliate of ASI through December 20, 2025 or if any of the current leases for the twelve Initial 767-200 Aircraft are converted into leases for Boeing 767-300 freighter aircraft. For each such new lease that is agreed to by the Company and ASI, the Company will issue Subsequent Warrants for increments of 584,567 shares of Common Stock. For each existing lease that is converted into a new lease for a Boeing 767-300 freighter aircraft (each, a "lease upgrade"), the Company will issue Subsequent Warrants for increments of 292,283 shares of Common Stock. Subsequent Warrants will vest immediately upon the execution of such new leases and/or lease upgrades and, with certain exceptions, will be exercisable in accordance with their terms through December 20, 2025.

The exercise price of each Subsequent Warrant that is issued during the period between Amazon’s receipt of notice from the Company of a bona fide acquisition offer for the Company (an “Acquisition Offer”) and the consummation of the transaction contemplated by such Acquisition Offer (which period must be at least 60 days) will be set at a price equal to the volume weighted average price of the Company’s Common Stock for the 30-day trading period immediately prior to the date of the Acquisition Offer. The exercise price of all other Subsequent Warrants will be the volume-weighted average price of the Company’s Common Stock over the 30 trading days immediately preceding the date on which ASI or its affiliate and the Company enters into a firm commitment for the lease of one or more additional aircraft or enters into a firm commitment for the conversion of one or more leases from a Boeing 767-200 series freighter aircraft to a Boeing 767-300 series freighter aircraft.

All other terms and conditions of the Subsequent Warrants, including the expiration date (December 20, 2025) and the adjustment terms, are identical to the terms of the Additional Warrant as described above.

Shares Issuable under all Amazon Warrants. If Amazon exercises in full the A/B Warrants, the Additional Warrant and the Subsequent Warrants (assuming all Subsequent Warrants are issued), Amazon will have the right to acquire a total of approximately 39,532,806 shares of the Common Stock, representing approximately 39.9% of the outstanding shares of Common Stock measured on a GAAP-diluted basis as of December 20, 2018. The number of shares of Common Stock issuable under the A/B Warrants, the Additional Warrant and, if issued, the Subsequent Warrants and the exercise prices of such warrants are subject to anti-dilution adjustments in case of dividends, stock splits, certain reclassifications and combinations, the issuance of Common Stock or securities convertible into Common Stock at prices that are less than fair market value, certain repurchases of shares of Common Stock at greater than their fair market value pursuant to tender and exchange offers, and Change of Control Transactions.
Amended Stockholder Agreement. The Amended Stockholder Agreement permits Amazon to appoint one director to the Board, subject to meeting customary eligibility requirements, once it actually holds at least 10% of the outstanding shares of Common Stock, measured on a GAAP-diluted basis, and thereafter to nominate one director to the slate of directors eligible for election at each annual meeting of the Company’s stockholders. The Amended Stockholders Agreement also: (i) permits Amazon to designate a non-voting observer, subject to customary eligibility requirements, that may attend meetings of the Board and its committees prior to Amazon actually holding at least 10% of the outstanding shares of Common Stock, measured on a GAAP-diluted basis; (ii) subjects the Company to certain negative covenants once Amazon actually holds at least 10% of the outstanding shares of Common Stock, measured on a GAAP-diluted basis; (iii) provides Amazon with certain information and stock registration rights; (iv) imposes certain restrictions on Amazon with respect to the transfer of warrants and warrant shares; (v) subjects Amazon to certain standstill provisions; and (vi) requires Amazon to vote its shares of Common Stock in excess of 14.9% of the outstanding shares in accordance with the recommendations of the Board during the standstill period. The Amended Stockholders Agreement also sets forth certain rights and obligations of the Company and Amazon on account of Amazon’s capacity as a security holder of the Company. Such rights and obligations include, without limitation, that, in the event the Company receives any proposal, offer or other indication of interest related to the acquisition of the Company, the Company will: (i) provide Amazon with written notice of and keep Amazon reasonably informed regarding such proposal; (ii) allow a sixty (60) day period to elapse following delivery of such notice before consummating any transaction; and (iii) continue to conduct its commercial lease negotiations with Amazon in good faith. The Amended Stockholders Agreement continues to provide Amazon with demand registration rights under certain circumstances for (i) an offering of securities of the Company pursuant to Rule 415 pursuant to the filing of a Form S-3, or (ii) the registration of securities of the Company then held by Amazon, in each case, up to an amount of securities with an aggregate value of, with respect to an underwritten offering, at least $60 million or, with respect to any other offering, $30 million or a lesser amount that permits Amazon to dispose of any beneficially-held securities of the Company.

Stockholder Approval. Pursuant to the 2018 Investment Agreement, the Company has agreed to seek approval by the Company’s stockholders of Proposals 4 and 5 at the Annual Meeting. Currently, the Company has an insufficient number of authorized and unissued shares of Common Stock to allow it to issue the maximum number of shares issuable upon exercise in full of the Additional Warrant and, if issued, the Subsequent Warrants. Proposal 4 provides for an amendment to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of shares of Common Stock that the Company is authorized to issue from 110,000,000 to 150,000,000 shares, which will allow for the exercise in full of the Additional Warrant and, if issued, the Subsequent Warrants. In addition, the Company must obtain stockholder approval under NASDAQ Marketplace Rules 5635(d) and 5635(b) in order to issue the maximum number of shares of Common Stock that are issuable upon exercise of the Additional Warrant and, if issued, the Subsequent Warrants and in connection with any "change of control" (as defined in NASDAQ Marketplace Rule 5635(b)) resulting from such issuance. Proposal 5 sets forth the Company’s proposal for approval by the stockholders of the issuance of such shares of Common Stock. The stockholder approvals of Proposal 4 and Proposal 5 are not dependent upon one another, and accordingly either proposal may be approved without the concurrent approval of the other, as described in detail below under the heading “Relationship of Proposal 4 to Proposal 5”.
The Board unanimously recommends that the stockholders approve each of Proposal 4 and Proposal 5, which are described below.

PROPOSAL 4
APPROVAL OF THE SHARE AMENDMENT
Description of the Proposed Amendment
Article Fourth of the Company's Certificate of Incorporation currently authorizes the issuance of 130,000,000 shares, of which 110,000,000 shares are Common Stock, par value $0.01 per share, and 20,000,000 shares are preferred stock, par value $0.01 per share. As of the Record Date, 59,351,326 shares of Common Stock were issued and outstanding, and no shares of preferred stock were issued or outstanding. In addition, the Company has reserved for future issuance, as described below under the heading “Shares Currently Reserved for Issuance,” a total of 49,318,867 shares of authorized and unissued Common Stock. Excluding the shares that are reserved for issuance, the Company currently has a total of 1,329,807 authorized and unissued shares of Common Stock available for future issuance.
On February 20, 2019, the Board unanimously adopted a resolution declaring the advisability of amending Article Fourth of the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 110,000,000 to 150,000,000 (the “Share Amendment”) and directing that the Share Amendment be submitted to the stockholders at the Annual Meeting for their consideration and approval. The purpose of the Share Amendment, as described in detail below, is to make additional shares of Common Stock available for any one or more of the following purposes: (i) issuance pursuant to the Additional Warrant and, if issued, the Subsequent Warrants; and (ii) for other general corporate purposes. The Share Amendment would not affect the number of authorized shares of preferred stock.
Shares Currently Reserved for Issuance
A total of 49,318,867 authorized and unissued shares of Common Stock are currently designated and reserved by the Company for future issuance (the “Reserved Shares”) for the following purposes:

•	12,810,629 shares have been reserved for issuance pursuant to Warrant-A, which is now fully vested;

•	1,591,333 shares have been reserved for issuance pursuant to Warrant B-1, which is now fully vested;

•	5,235,556 shares have been reserved for issuance pursuant to Warrant B-2, upon its issuance on September 8, 2020;

•
2,508,974 shares are reserved for issuance under the Company’s Amended and Restated 2005 Long-Term Incentive Plan and the Company’s 2015 Long-Term Incentive Plan (together, the “ATSG Long-Term Incentive Plans”), including 903,710 shares that are reserved for issuance upon settlement of restricted stock units and performance awards that are currently outstanding;

•	10,950,041 shares have been reserved for issuance upon the exercise of the Company’s outstanding convertible notes, which were issued in September 2017 (the “Convertible Notes”); and

•
16,222,334 shares have been reserved for issuance upon the exercise of hedge warrants that were issued by the Company in September 2017 in connection with the sale and pricing of the Convertible Notes (the “Hedge Warrants”).

Intended Use of the Newly-Authorized Shares
The Share Amendment, if approved by the Company’s stockholders, would make an additional 40,000,000 shares of Common Stock available for issuance for the following purposes:
Issuance Upon Exercise of the Additional Warrant and the Subsequent Warrants. Based on the number of shares of Common Stock outstanding as of the Record Date (59,351,326), and the number of shares of Common Stock that are Reserved Shares, the Certificate of Incorporation does not authorize a sufficient number of shares of Common Stock to permit exercise in full of the Additional Warrant and the exercise of the Subsequent Warrants, should the Subsequent Warrants be issued in accordance with the 2018 Investment Agreement. If adopted by the stockholders, the Share Amendment will make an additional 40,000,000 shares of Common Stock available for issuance, of which 14,801,369 shares will be reserved for issuance pursuant to the Additional Warrant and 9,937,636 will be reserved for issuance pursuant to the Subsequent Warrants.

If the Company fails to obtain stockholder approval of the Share Amendment at the Annual Meeting, it will be required under the 2018 Investment Agreement to continue to seek stockholder approval of the Share Amendment by calling and convening up to two additional meetings of the Company’s stockholders for the purpose of obtaining such stockholder approval. In addition, if stockholder approval of the Share Amendment is not obtained at the Annual Meeting, or any subsequent additional meeting, Amazon has the right to terminate the 2018 Investment Agreement by giving written notice of such termination to the Company not later than the 90th day after the date of the applicable meeting of stockholders (or the date to which such meeting is postponed or adjourned). In the event of the termination of the 2018 Investment Agreement, the unvested portion of the Additional Warrant or any issued Subsequent Warrants will be canceled and terminated and no additional Subsequent Warrants will be issued. In the event Amazon elects to terminate the 2018 Investment Agreement, ASI, in its sole discretion, will have no further obligation to: (i) enter into any aircraft lease with respect to an Additional 767-300 Aircraft for which the scheduled delivery date comes after June 30, 2018; (ii) take delivery of any Additional 767-300 Aircraft that is subject to a signed aircraft lease for which the scheduled delivery date comes after June 30, 2018 (for clarity, ASI will be entitled to terminate any such aircraft lease without penalty); (iii) honor any aircraft lease extension for any Initial 767-200 Aircraft or Initial 767-300 Aircraft entered into in connection with the 2018 Investment Agreement (for clarity, ASI will be entitled to revert to the version of any such aircraft lease entered into prior to the effective date without penalty); or (iv) enter into any further carrier work orders under the Amended ATSA for operation of aircraft by ABX or ATI.
The Board believes that the transactions provided for in the Company’s various agreements with Amazon and its subsidiaries are of significant value to the Company and its stockholders and critical to its long-term plans, and that any termination of the 2018 Investment Agreement resulting from the failure of the Company’s stockholders to approve the Share Amendment would have materially adverse consequences to the Company. Further, calling and convening additional meetings of the stockholders to seek approval of the Share Amendment will entail substantial expense to the Company including the cost of preparing a proxy statement and engaging proxy solicitors.
Additional Shares Available for Future Issuance. If the Share Amendment is approved by the stockholders at the Annual Meeting, after taking into account the Reserved Shares and the shares to be reserved for the Additional Warrant and the Subsequent Warrants, the Company will have 16,590,802 authorized and unissued shares of Common Stock available for general corporate purposes. If any of the newly-authorized shares that are reserved for issuance pursuant to the Additional Warrant or the Subsequent Warrants are not utilized for that purpose, those shares will also be available for general corporate purposes.
Shares of Common Stock that are not reserved for a specific purpose and that are available for general corporate purposes may be utilized by the Company from time to time for acquisitions, equity financings, providing equity incentives to employees (subject to the prior authorization by vote of stockholders), payments of stock dividends and recapitalizations and other purposes the Board concludes are in the best interest of the Company.

At the Annual Meeting of Stockholders in 2018, the Company’s stockholders approved an amendment to the Certificate of Incorporation that increased the number of shares of Common Stock that the Company is authorized to issue by 25 million shares. Of these shares, 22,407,931 shares were reserved for issuance under the Convertible Notes, the Hedge Warrants and the Warrant B-2 to be issued to Amazon in 2020. The Company stated in its proxy statement for the 2018 Annual Meeting of Stockholders that if these reserved shares were not utilized for one of the stated purposes, it would solicit further authorization by a vote of the stockholders before issuing such shares for any different purpose. With respect to any other shares of Common Stock that are or become available for general corporate purposes, the Company does not intend to solicit further stockholder authorization for the issuance of such shares, except as required by law, regulatory authorities or rules of The NASDAQ Stock Market or any other stock exchange on which the Company’s shares may then be listed. The Company’s stockholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of our securities. Except for the issuance of shares upon (i) exercise of the A/B Warrants, the Additional Warrant and, if issued, the Subsequent Warrants, (ii) conversion of the Convertible Notes, (iii) exercise of the Hedge Warrants and (iv) awards currently outstanding under the ATSG Long-Term Incentive Plans, the Company has no present arrangements, agreements, understandings or plans for the issuance of any additional shares of Common Stock proposed to be authorized by the Share Amendment.

The issuance of shares of Common Stock upon exercise of warrants granted to Amazon as described above and any other future issuances of Common Stock or securities convertible into Common Stock could have a dilutive effect on our earnings per share, book value per share and the voting power and interest of current stockholders. The Company intends to repurchase shares of Common Stock from time to time in order to mitigate the number of additional shares that may be issued to Amazon pursuant to such warrants. In addition, the availability of additional shares of Common Stock for issuance could, under certain circumstances, discourage or make more difficult any efforts to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, nor is this proposal being presented with the intent that it is used to prevent or discourage any acquisition attempt.
Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the Share Amendment.
Proposed Share Amendment
The first sentence of Article Fourth of the Certificate of Incorporation is proposed to be amended to read as follows:
FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 170,000,000 shares, of which 150,000,000 shares shall be Common Stock, par value $0.01 per share (“Common Stock”), and 20,000,000 shares shall be Preferred Stock, par value $0.01 per share (“Preferred Stock”), of which 75,000 shares shall be Series A Junior Participating Preferred Stock, par value $0.01 per share (“Series A Junior Preferred Stock”).
Vote Required to Approve the Share Amendment
Approval of the Share Amendment requires the affirmative vote of the holders of a majority of the Company’s outstanding shares of Common Stock as of the Record Date. As required by the 2018 Investment Agreement, the Company has obtained commitments from the directors and officers of the Company to vote all shares of Common Stock as to which he or she has or shares voting power in favor of the Share Amendment. The directors and officers of the Company own and have the ability to vote at the Annual Meeting a total of 1,379,307 shares of Common Stock, or approximately 2.3% of the issued and outstanding shares of Common Stock as of the Record Date. If approved, this proposal will become effective upon the filing of the Share Amendment with the Secretary of State of Delaware, which we intend to do promptly after the required stockholder approval is obtained.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE
SHARE AMENDMENT

PROPOSAL 5
APPROVAL OF THE STOCK ISSUANCE
The Board is seeking stockholder approval of the issuance of shares of Common Stock upon exercise of the Additional Warrant and, if issued, the Subsequent Warrants in order to comply with NASDAQ Marketplace Rules 5635(b) and 5635(d) and recommends that the stockholders vote their shares of Common Stock in favor of this Proposal 5. The Board unanimously approved the 2018 Investment Agreement pursuant to which the Additional Warrant was issued and Subsequent Warrants may be issued, including the Company’s agreement with Amazon to submit this proposal to the Company’s stockholders.
NASDAQ Marketplace Rule 5635(b). Our Common Stock is listed on The NASDAQ Global Select Market (“NASDAQ”) and trades under the ticker symbol ATSG. NASDAQ Marketplace Rule 5635(b) requires stockholder approval of security issuances when the issuance or potential issuance will result in a change of control of the company. NASDAQ has generally taken the position that any issuance that results in a person or group of persons obtaining a 20% or greater interest or right to acquire that interest on a post-transaction basis, where such ownership position would be the largest position in the company, would be presumed to be a change of control.
The A/B Warrants, if exercised in full, would give Amazon less than 20% of our currently outstanding shares of Common Stock. However, if Amazon exercised the A/B Warrants and the Additional Warrant in full, it would hold approximately 33.2% of our outstanding Common Stock on a GAAP-diluted basis as of December 20, 2018. The exercise of the Subsequent Warrants would further increase Amazon's percentage share ownership. Amazon could reach the 20% ownership threshold by exercising these warrants in various amounts and combinations. Ownership of 20% or more of our outstanding Common Stock would make Amazon our largest stockholder. Stockholders should note that a "change of control" as defined in NASDAQ Marketplace Rule 5635(b) applies only with respect to the application of such rule, and does not constitute a "change of control" for purposes of Delaware law or the Company's organizational documents.
By approving Proposal 5, our stockholders will be authorizing the Company, for purposes of NASDAQ Marketplace Rule 5635(b), to issue shares of Common Stock to Amazon in one or more transactions pursuant to Amazon's exercise of the A/B Warrants, the Additional Warrant and/or the Subsequent Warrants resulting in Amazon owning 20% or more of our outstanding Common Stock. We refer in this Proxy Statement to such issuance or issuances (and any "change of control" (as defined in NASDAQ Marketplace Rule 5635(b)) resulting from such issuance or issuances) collectively as the "Stock Issuance."
NASDAQ Marketplace Rule 5635(d). NASDAQ Marketplace Rule 5635(d) requires stockholder approval in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exchangeable for common stock) at a price that is less than the “minimum price” of the common stock, in an amount equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance. The NASDAQ Marketplace Rules define “minimum price” as a price that is the lower of: (i) the closing price immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement. If Amazon exercised the Additional Warrant and the Subsequent Warrants in full, that would result in the issuance of shares totaling more than 19.9% of the Company’s outstanding shares of Common Stock on December 19, 2018, the day preceding the date of the execution of the 2018 Investment Agreement and the issuance of the Additional Warrant. However, the exercise price of the Additional Warrant, $21.5265 per share, was higher than the applicable “minimum price” of the Common Stock underlying the Additional Warrant, as that term is defined in the NASDAQ Marketplace Rules. The Subsequent Warrants, if issued and exercised in full, would result in the issuance of shares totaling approximately 16.8% of the outstanding shares on December 19, 2018. However, the exercise price or prices of the Subsequent Warrants, if and when issued, may be less than the “minimum price” of the Common Stock, as defined in the NASDAQ Marketplace Rules. In order to assure compliance with the NASDAQ Marketplace Rules in connection with the Stock Issuance, the Company is also seeking approval of the Stock Issuance under NASDAQ Marketplace Rule 5635(d) even though the Stock Issuance may not be subject to the stockholder approval requirement of that rule because the exercise price of the Additional Warrant was not below the applicable “minimum price.”

The potential effects to the Company and its stockholders of the Stock Issuance are discussed in detail in Proposal 4.
If the Company fails to obtain stockholder approval of the Stock Issuance at the Annual Meeting, it will be required under the 2018 Investment Agreement to continue to seek stockholder approval of such Stock Issuance by calling and convening up to two additional meetings of the Company’s stockholders for the purpose of obtaining such stockholder approval. In addition, if stockholder approval of the Stock Issuance is not obtained at the Annual Meeting, or any subsequent additional meeting, Amazon has the right to terminate the 2018 Investment Agreement by giving written notice of such termination to the Company not later than the 90th day after the date of the applicable meeting of stockholders (or the date to which such meeting is postponed or adjourned). Termination of the 2018 Investment Agreement for failure to obtain stockholder approval of the Stock Issuance will have the same effects as described above in Proposal 4.
The Board believes that the transactions provided for in the 2018 Investment Agreement are of significant value to the Company and therefore recommends that the stockholders approve Proposal 4 and this Proposal 5 for the reasons discussed in Proposal 4 and in this Proposal 5.
Approval of the Stock Issuance requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting or at any postponement or adjournment thereof. As required by the 2018 Investment Agreement, the Company has obtained commitments from the directors and officers of the Company to vote all shares of Common Stock as to which he or she has or shares voting power in favor of the Stock Issuance. The directors and officers of the Company own and have the ability to vote at the Annual Meeting a total of 1,379,307 shares of Common Stock, or approximately 2.3% of the issued and outstanding shares of Common Stock as of the Record Date.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE
STOCK ISSUANCE

RELATIONSHIP OF PROPOSAL 4 TO PROPOSAL 5
Stockholder approval of the Share Amendment is not dependent upon stockholder approval of the Stock Issuance. If the stockholders vote at the Annual Meeting (including any adjournment) to approve the Share Amendment, but do not vote to approve the Stock Issuance, the Company will be able to issue shares of Common Stock pursuant to the Additional Warrant and any Subsequent Warrant so long as the total number of shares issued pursuant to the exercise of such warrants does not exceed the maximum number of shares of Common Stock issuable in the Stock Issuance without stockholder approval in accordance with NADSAQ Marketplace Rules 5635(b) and 5635(d). As discussed previously, the failure of the Company to obtain stockholder approval of the Stock Issuance at the Annual Meeting (including any adjournment) would give Amazon the right to terminate the 2018 Investment Agreement, and, absent termination of the 2018 Investment Agreement, would result in the Company being required to continue to seek stockholder approval of the Stock Issuance at two additional meetings of stockholders. If the Share Amendment is approved and the 2018 Investment Agreement is terminated because of the failure to obtain stockholder approval of the Stock Issuance or if the Additional Warrant and Subsequent Warrants were only exercised for the maximum number of shares permitted without stockholder approval under NADSAQ Marketplace Rules 5635(b) and 5635(d), the Company would have additional shares of Common Stock authorized that would not be issuable pursuant to the Additional Warrant or the Subsequent Warrants and that would be available for general corporate purposes.
If the Stockholders at the Annual Meeting (including any adjournment) approve the Stock Issuance but do not approve the Share Amendment, the Company will lack sufficient authorized and unissued shares of Common Stock (taking into account the Reserved Shares) to cover the maximum number of shares that would be issuable pursuant to the Additional Warrant after full vesting or pursuant to the Subsequent Warrants, should the Subsequent Warrants be issued. As previously discussed, the failure of the Company to obtain stockholder approval of the Share Amendment at the Annual Meeting (including any adjournment) would give Amazon certain termination rights with respect to the 2018 Investment Agreement, and, absent termination by Amazon of the 2018 Investment Agreement, would result in the Company being required to continue to seek stockholder approval of the Share Amendment at two additional meetings of stockholders.
If neither the Share Amendment nor the Stock Issuance is approved by the stockholders, the Additional Warrant and any Subsequent Warrants will not be exercisable for more than 1,329,807 shares of Common Stock (subject to adjustment based on the settlement of grants under the ATSG Long-Term Incentive Plans) and Amazon would have the termination rights described above with respect to the 2018 Investment Agreement.

.

PROPOSAL 6
PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION
TO GIVE STOCKHOLDERS REPRESENTING 20% OR MORE OF THE VOTING POWER OF THE OUTSTANDING VOTING STOCK THE RIGHT TO CALL SPECIAL MEETINGS

The Board has unanimously approved and declared the advisability of amending Article Fifteenth of the Company’s Certificate of Incorporation (the “Charter Amendment”) to permit holders of record of Voting Stock (defined below) of the Company representing at least 20% of the voting power of the outstanding Voting Stock of the Company to cause the Secretary to call a special meeting of stockholders, subject to requirements and procedures to be set forth in the Company’s Bylaws. Under the Company’s Certificate of Incorporation, “Voting Stock” includes the Company’s Common Stock and any other classes of stock issued by the Company that are entitled to vote on matters generally referred to the stockholders for a vote. Currently, the Common Stock is the only class of Voting Stock outstanding.

Reasons for Adoption of the Charter Amendment

The ability of stockholders to call special meetings of stockholders is increasingly considered an important aspect of good corporate governance. While the Board recognizes that providing a stockholder right to call special meetings is consistent with corporate governance best practices, the Board also believes that special meetings of stockholders should be extraordinary events that are held only when strategic concerns or other similar considerations require that the matters to be addressed not be delayed until the next annual meeting. Moreover, because special meetings are expensive and time-consuming for the Company and potentially disruptive to its normal business operations, the Board believes that a small percentage of stockholders should not be entitled to utilize the right to call a special meeting for their own interests, which may not be shared by the majority of the Company’s stockholders. Finally, the Board encourages stockholders to communicate directly with the Board, including the non-management directors, throughout the year on any topics involving the Company. The Board and management will continue to review and, if appropriate, respond to the concerns of all stockholders, regardless of the level of share ownership.

The Company also notes that the power to call a special meeting of stockholders has historically been a tool for acquirers in the hostile merger and acquisition context. Potential acquirers seeking to take over the Company for an inadequate price can use a special meeting of stockholders to increase their negotiating leverage or to avoid negotiating at all with the Board, which has a legal duty to protect the interests of the Company’s stockholders.

In light of these considerations, the Board believes that establishing a 20% ownership threshold, along with specified procedural requirements and limitations, for stockholders to call a special meeting achieves a reasonable balance between enhancing stockholder rights and adequately protecting the Company and its stockholders. The Board believes that such a 20% ownership threshold is appropriate based on the Company’s current size and stockholder composition, as it would provide the Company’s stockholders with a meaningful right to request a special meeting, while mitigating the risk that corporate resources are wasted to serve the narrow self-interests of persons representing relatively small share interests. A 20% ownership threshold is also in line with market practice. As of July 2018, a 20% ownership threshold was the same as, or more favorable to stockholders than, the special meeting rights at approximately 89% of the companies in the S&P 500.

Related Bylaw Amendments
If the Charter Amendment is approved by the stockholders, the Board intends to amend the Company’s Bylaws (the “Bylaw Amendment”) effective as of the date of the Annual Meeting or any adjournment thereof to create procedural requirements for stockholders seeking to call a special meeting. The Bylaw Amendment will provide that a stockholder(s) with the requisite stock ownership who seeks to cause the Secretary to call a special meeting of stockholders must submit to the Company a written statement that: (i) sets forth the name and address, as they appear on the Company’s books, of each requesting stockholder, the Voting Stock ownership of each requesting stockholder and, if different from the requesting stockholder(s), the name and address of each beneficial owner of such Voting Stock; (ii) contains the date of signature of each requesting person signing the request; (iii) includes a statement of the purposes of the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of the requesting person; (iv) includes the text of any proposal or business to be conducted at the meeting; (v)

contains an acknowledgment that any sales of shares by each requesting stockholder after submission of such request will be deemed a revocation of the special meeting request in respect of the disposed shares; (vi) contains a commitment by each requesting stockholder to continue to satisfy the 20% ownership requirement through the date of the special meeting and to notify the Company of any dispositions of Company stock, (vii) contains for each person whom the requesting person proposes to nominate for election as a director, the information relating to such person that would be required to be disclosed in a solicitation of proxies for election of directors in a contested election (even if an election contest is not involved), or is otherwise required, in accordance with Regulation 14A of the Exchange Act; and (viii) any other information regarding the matters proposed to be acted on at the special meeting that would be required to be disclosed in connection with a solicitation of proxies under Schedule 14A. Each requesting stockholder will also be required to update the information provided to ensure that it is true and correct as of the record date for notice of the special meeting, and as of 15 days prior to such special meeting.
The Bylaw Amendment will excuse the Company from calling a stockholder-requested special meeting if (i) the special meeting request relates to an item of business that is not a proper subject for stockholder action under applicable law, (ii) the Company receives the request(s) for the meeting during the period beginning 90 days prior to the first anniversary date of the preceding annual meeting of stockholders and ending immediately following the final adjournment of the next annual meeting, (iii) a substantially similar item was presented at any meeting of stockholders held within 150 days prior to our receipt of the special meeting request(s) or is included in our notice of a stockholder meeting that has been called but not yet held, or (iv) the special meeting request involves a violation of applicable law. In addition, if a stockholder-requested meeting is called, the Board may instead present the proposed item or items of business at another meeting of stockholders held within 90 days after receipt of the stockholder request for the special meeting.
If the conditions of the Bylaw Amendment are satisfied, we would be required to hold a stockholder-requested special meeting within 90 days after receipt of the stockholder request for the meeting, unless the proposed item or items of business are presented at another meeting as described above. Business transacted at the meeting would be limited to the purpose or purposes stated in the stockholder request for a special meeting, and any other matters submitted to the meeting by our Board.
In the event the amendment described in this Proposal 6 is approved, the Bylaw Amendment will be adopted by the Board without any further action by the stockholders. The foregoing summary of the Bylaw Amendment is qualified in its entirety by reference to the full text of the Bylaw Amendment which is included as Appendix A to this Proxy Statement. The Board also intends to make conforming amendments to Section 2.4 of the Bylaws to clarify that Section 2.3 sets forth procedures applicable to special meetings of stockholders, whereas Section 2.4 is applicable to annual meetings of stockholders.
Text of the Charter Amendment
The Charter Amendment would result in the following amendment to Article Fifteenth of the Company’s Restated Certificate of Incorporation (with deletions indicated by strikeout and additions indicated by underline):
FIFTEENTH: Subject to terms of any class or series of Preferred Stock, ~~S~~special meetings of the stockholders of the Corporation ~~for any purpose or purposes~~ may be called ~~at any time only~~ by the Board of Directors, the Chairman of the Board of Directors, or the President of the Corporation, and shall be called by the Secretary of the Corporation following the Secretary’s receipt of a written request or requests to call a special meeting of the stockholders from a holder or holders of record of Voting Stock (as defined in Article FIFTH) representing at least 20% of the voting power of the then outstanding Voting Stock entitled to be voted at such special meeting who have delivered such request(s) in accordance with and subject to the Bylaws of the Corporation (as amended from time to time) including any limitations set forth in the Bylaws on the ability to make such a request. Except as otherwise required by law or provided by the terms of any class or series of Preferred Stock, special meetings of stockholders of the Corporation may not be called by any other person or persons. ~~Special Meetings shall be held at such date and time as may be specified in the notice. The business permitted~~

~~to be conducted at any special meeting of the stockholders is limited to the purpose or purposes specified in the notice.~~

Vote Required to Adopt the Charter Amendment

The affirmative vote of the holders of a majority of the issued and outstanding shares of common stock as of the Record Date is required to adopt the Charter Amendment. If approved, this proposal will become effective upon the filing of the Charter Amendment with the Secretary of State of Delaware, which we intend to do promptly after the required stockholder approval is obtained.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF
THE CHARTER AMENDMENT

PROPOSAL 7
ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSALS 4, 5 OR 6
We are asking our stockholders to vote on a proposal to approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 4, 5 or 6.
Approval of the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 4, 5 or 6 requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting or at any postponement or adjournment thereof.
Our Board recommends a vote to approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 4, 5 or 6. Proxies solicited by the Board will be voted in favor of the adjournment unless a stockholder indicates otherwise on the proxy.
THE BOARD RECOMMENDS A VOTE FOR ADJOURNMENT OF
THE ANNUAL MEETING

PROPOSAL 8
SHAREHOLDER PROPOSAL TO GIVE HOLDERS IN THE AGGREGATE OF 10% OF THE COMPANY'S OUTSTANDING COMMON STOCK THE RIGHT TO CALL SPECIAL MEETINGS
A stockholder has informed the Company that he intends to present the proposal set forth below at our Annual Meeting. The name and address of the stockholder and the number of the Company’s securities that the stockholder owns will be provided to stockholders promptly upon request. If the stockholder (or his “qualified representative”) is present at the Annual Meeting and properly submits the proposal for a vote, then the stockholder proposal will be voted upon at the Annual Meeting. In accordance with federal securities laws, the stockholder proposal is presented below as submitted by the stockholder, and is quoted verbatim. The Company disclaims all responsibility for the content of the proposal and the supporting statement, including other sources referenced in the supporting statement.
For the reasons stated in the Board of Directors’ Statement in Opposition, which follows the stockholder proposal, the Board of Directors unanimously recommends that you vote “AGAINST” the stockholder proposal.

STOCKHOLDER PROPOSAL
Proposal 8 - Special Shareholder Meeting
Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 10% of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our board's current power to call a special meeting.
Special shareholder meetings allow shareholders to vote on important matters, such as electing new directors that can arise between annual meetings. This proposal topic won more than 70%-support at Edwards Lifesciences and SunEdison. This proposal topic, sponsored by William Steiner, also won 78% support at a Sprint annual meeting with 1.7 Billion yes-votes. Nuance Communications (NUAN) shareholders gave 94%-support in 2018 to a rule 14a-8 proposal calling for 10% of shareholders to call a special meeting.
Any claim that a shareholder right to call a special meeting can be costly - may be moot. When shareholders have a good reason to call a special meeting - our board should be able to take positive responding action to make a special meeting unnecessary.
It is a good time to improve the corporate governance rules of our company after our stock has fallen from $24 to $18 in the year leading up to the due date for this proposal.
Please vote yes:
Special Shareholder Meeting - Proposal 8

BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION
The Board of Directors has carefully considered this proposal and believes that it is unnecessary and not in the best interests of stockholders in light of the special meeting right that we have already approved and are asking our stockholders to adopt at the Annual Meeting, which will allow stockholders who hold Voting Stock representing at least 20% of the voting power of the Company's outstanding Voting Stock ("20% Holders") to call a special meeting of stockholders (the “Special Meeting Right”). Accordingly, the Board unanimously recommends a vote AGAINST this proposal for the following reasons.
The Board of Directors recommends that the Company’s stockholders oppose this proposal and instead adopt the Special Meeting Right in Proposal 6, which we believe is in line with market practice.

The Board of Directors believes that allowing 20% Holders to call a special meeting of stockholders achieves a reasonable balance between enhancing stockholder rights and protecting the long-term interests of the Company and its stockholders. After careful consideration, on March 14, 2019, the Board of Directors adopted and declared the advisability of a resolution setting forth an amendment to the Company’s Certificate of Incorporation in order to remove the existing prohibition on the right of stockholders to call a special meeting and instead permit 20% Holders to call a special meeting of stockholders (the “Charter Amendment”) and directed that the Charter Amendment be submitted to the stockholders for their consideration and approval at the Annual Meeting (see Proposal 6).
At the Annual Meeting, we are recommending that our stockholders approve the Charter Amendment, in order to allow 20% Holders to call a special meeting of stockholders.
We believe a 20% special meeting ownership threshold is in line with market practice and, in fact, is less restrictive than the majority of the special meeting rights adopted by companies in the S&P 500. The Board notes that, as of July 2018, a 20% ownership threshold was the same as, or more favorable to stockholders than, the special meeting rights at approximately 89% of the companies in the S&P 500.
A 20% ownership threshold provides a procedural safeguard against abuse, corporate waste and investors with short-term goals. A 10% ownership threshold, as proposed by the proponent, will risk giving a stockholder or small group of stockholders a disproportionate amount of influence over the Company’s affairs.
Our Special Meeting Right as set forth in Proposal 6 strikes the appropriate balance between ensuring that stockholders have the ability to call a special meeting to act on extraordinary and urgent matters, while at the same time protecting against a misuse of this right by one stockholder or a small number of stockholders whose interests may not be aligned with the remaining 90% of our stockholders. Failure to aggregate sufficient stock ownership to reach the 20% ownership threshold is a strong indicator that sufficient interest among the majority of stockholders does not exist to call a special meeting.
Convening a special meeting of stockholders imposes significant costs, both administrative and operational. Our Board members, management and employees must devote a significant amount of time and attention to preparing for a special meeting, which distracts them from their primary focus of operating our business in the best interest of stockholders in order to maximize long-term financial returns. In addition, with each special meeting, we must incur significant expenses in order to prepare the disclosures required for such meeting, print and distribute materials, solicit proxies and tabulate votes. As a result, special meetings of stockholders should be limited to circumstances where a substantial number of stockholders believe a matter is sufficiently urgent and extraordinary to justify calling a special meeting.
The Company’s Special Meeting Right also serves as a protective mechanism against investors with short-term goals. A 20% special meeting threshold ensures that a special meeting may only be called by a stockholder or group of stockholders with a substantial stake in our Company. The Special Meeting Right appropriately safeguards stockholder interests and prevents corporate waste, while at the same time ensuring that stockholders have the ability to call special meetings when appropriate.
We are committed to strong and effective corporate governance policies and practices, and provide sufficient avenues for stockholders to meaningfully engage in Company affairs.
Our existing governance policies and practices provide stockholders with numerous avenues to address and discuss our business and governance policies with the Board, and ensure that our Board of Directors acts independently and maintains accountability to our stockholders. This includes the following:

•	the majority of our director nominees are independent, the only exceptions being Joseph C. Hete and Robert K. Coretz;

•	the Chairman of the Board is independent;

•
the independent directors meet in executive session (with no management directors, non-independent directors or management present) on a regular basis and upon the request of one or more independent directors;

•	all of the directors on each of the Audit Committee, Compensation Committee, and Nominating and Governance Committee are independent directors;

•	we conduct annual director elections;

•	directors are subject to a majority voting standard in uncontested elections;

•	we conduct annual Board and committee assessments;

•	the Company does not have a stockholder rights plan, also known as a poison pill;

•	we have significant stock ownership requirements for our directors and executive officers; and

•	we provide opportunities for our stockholders to communicate directly with Board members.
In addition, we strive to maintain an open dialogue with our stockholders and believe investor input enables the Board to more effectively evaluate our governance practices. Our Board and management have found this engagement constructive and informative, and we plan to continue these engagement efforts.
In light of our existing policies and practices and the Special Meeting Right, the Board believes that the adoption of this proposal will not make a meaningful difference in our stockholders’ ability to engage with the Board or influence our business or governance policies but will risk giving a small group of stockholders a disproportionate amount of influence over the Company’s affairs.
For the above reasons, the Board of Directors does not believe that it is in the best interests of the Company or its stockholders to adopt this proposal.
THE BOARD UNANIMOUSLY URGES STOCKHOLDERS TO VOTE AGAINST THE SHAREHOLDER PROPOSAL TO GIVE HOLDERS IN THE AGGREGATE OF 10% OF THE COMPANY'S OUTSTANDING COMMON STOCK THE RIGHT TO CALL SPECIAL MEETINGS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires that the directors and certain officers of the Company, and persons who own more than ten percent of the Company's common stock, file reports of ownership and changes of ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all such forms they file.
Based solely on its review of the copies of such forms received by the Company, and on written representations by the officers and directors of the Company and its subsidiaries regarding their compliance with the filing requirements, the Company believes that in 2018, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

STOCKHOLDER PROPOSALS
Under the rules of the SEC, if you wish to include a proposal in the Company’s proxy statement for the 2020 Annual Meeting, it must be received by the Secretary of the Company at Air Transport Services Group, Inc., 145 Hunter Drive, Wilmington, Ohio 45177, no later than November 30, 2019.
Under the Company’s Bylaws, proposals of stockholders intended to be presented at the 2020 Annual Meeting outside of the proxy statement process must be received by the Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting (May 9, 2019); provided, however, that in the event the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any proposals received after such date will be considered untimely. The written notice must satisfy certain requirements specified in the Company’s Bylaws. A copy of the Bylaws will be sent to any stockholder upon written request to the Secretary of the Company. These requirements apply to any matter that a stockholder wishes to raise at the annual meeting other than pursuant to the procedures set forth in Rule 14a-8 under the Exchange Act.

ANNUAL REPORT ON FORM 10-K
If any person who was a beneficial owner of common stock of the Company on the Record Date desires copies of the Company’s Annual Report on Form 10-K, such copies will be furnished without charge upon request by writing or calling:
Air Transport Services Group, Inc.
145 Hunter Drive
Wilmington, Ohio 45177
Attn: Executive Assistant
Telephone: (937) 366-2296

We also make available free of charge the Company’s Report on Form 10-K through our Internet website at http://www.atsginc.com.
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 9, 2019
This Proxy Statement is available at http://www.proxyvote.com.

OTHER MATTERS
Management is not aware at this time that any other matters are to be presented for action at this meeting. If other matters come before the meeting, the persons named in the enclosed proxy form will vote all proxies in accordance with their best judgment unless the stockholder has indicated on the proxy card that the shares represented thereby are not to be voted on such other matters.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED. STOCKHOLDERS ARE URGED TO VOTE BY USING THE INTERNET, TELEPHONE OR BY FILLING IN, SIGNING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING.

By Order of the Board of Directors

/s/ W. Joseph Payne
W. JOSEPH PAYNE
Secretary

March 29, 2019
Wilmington, Ohio

APPENDIX A

PROPOSED AMENDMENT TO SECTION 2.3
OF THE AMENDED AND RESTATED BYLAWS OF
AIR TRANSPORT SERVICES GROUP, INC.

(to be adopted by the Board of Directors effective upon approval of Proposal 6 by the Stockholders)

Section 2.3   Special Meetings.

(a) Special meetings of the stockholders of the Corporation (1) may be called for any purpose(s) by or at the direction of the Board pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office or by the Chairman of the Board or the President and (2) subject to and in compliance with the following provisions of this Section 2.3, shall be called by the Secretary upon the written request of any person(s) (each, a “Proposing Person”) who is entitled to cause the Secretary to call a special meeting of stockholders of the Corporation under Article FIFTEENTH of the Corporation’s Restated Certificate of Incorporation, as the same may be amended, restated or supplemented from time to time. Except in accordance with this Section 2.3, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders.
(b) In order for a special meeting of stockholders to be validly called pursuant to Section 2.3(a)(2) of these Bylaws (a “Stockholder Requested Special Meeting”), one or more written requests for a special meeting (each a “Special Meeting Request” and collectively, the “Special Meeting Requests”) must be signed by the Proposing Person or Persons having the Requisite Percentage, as defined below, and delivered to the Secretary at the principal executive offices of the Corporation by registered mail, return receipt requested, in accordance with this Section 2.3(b). In determining whether a Stockholder Requested Special Meeting has been validly called, multiple Special Meeting Requests delivered to the Secretary will be considered together only if each Special Meeting Request identifies the same purpose or purposes of the Stockholder Requested Special Meeting and the same matters proposed to be acted on at such meeting (in each case as determined in good faith by the Board), and such Special Meeting Requests have been dated and delivered to the Secretary within 60 days of the earliest dated Special Meeting Request. Any Proposing Person may revoke his, her or its Special Meeting Request at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation.
(c) To be in proper form for purposes of this Section 2.3, each Special Meeting Request shall:
(1) set forth (A) the name and address, as they appear on the Corporation’s books, of each Proposing Person, (B) the number and class of the shares of Voting Stock held of record by each such Proposing Person, (C) if different from the Proposing Person, the name and address of the Beneficial Owner of such Voting Stock, and (D) if the Proposing Person is acting on behalf of and at the direction of the Beneficial Owner of such Voting Stock, a statement to that effect and the written authorization of such Beneficial Owner to act on behalf of such Beneficial Owner.
(2) bear the date of signature of each Proposing Person signing the Special Meeting Request; and
(3) include (A) a statement of the specific purpose or purposes of the Stockholder Requested Special Meeting, the matter or matters proposed to be acted on at the Stockholder Requested Special Meeting, the reasons for conducting such business at the Stockholder Requested Special Meeting, and a description of any material interest in such business or proposal of such Proposing Stockholder or the Beneficial Owner of the applicable Voting Stock including all agreements, arrangements or understandings between or among such Proposing Stockholder or such Beneficial Owner, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with the proposal of such business; (B) the text of any proposal or business that the Proposing Person or Persons are requesting be considered at the Stockholder Requested Special Meeting (including the text of any resolutions proposed to be considered and, in the event that such business includes a proposal to amend these Bylaws or the Corporation’s certificate of incorporation, the language of the proposed amendment); (C) an acknowledgment of each Proposing Person that any disposition by such Proposing Person after the date of the Special Meeting Request of any shares of Voting Stock shall be deemed a revocation of the Special Meeting Request with respect to such shares and that such shares will no longer be included in determining whether the Requisite Percentage has been satisfied, and a commitment by such Proposing Person to continue to satisfy the Requisite Percentage through the date of the Stockholder Requested Special Meeting and to notify the Corporation upon any disposition of any shares of Voting Stock; (D) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of a Proposing Person or Beneficial Owner or any affiliates or associates of such person, with respect to shares of the Corporation; (E) as to each person whom the Proposing Person proposes to nominate for election or re-election as a director, the information relating to such person that would be required to be disclosed in a solicitation of proxies for election of directors in a contested election (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (F) such other information and representations, to the extent applicable, regarding each Proposing Person and the Beneficial Owner of the Voting Stock as to which the Proposing Person holds record ownership and the matters proposed to be acted on at the Stockholder Requested Special Meeting, that would be required to be disclosed in connection with a solicitation of proxies to vote at the applicable special meeting, pursuant to Regulation 14A (or any successor provision) under the Exchange Act.
(d) Any Proposing Person who delivers a valid Special Meeting Request shall update and supplement such request, if necessary, so that the information provided or required to be provided in such request shall be true and correct (1) as of the record date for notice of the Stockholder Requested Special Meeting and (2) as of the date that is 15 days prior to the Stockholder Requested Special Meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than 5 days after the record date for the Stockholder Requested Special Meeting (in the case of the update and supplement required to be made as of the record date), and not later than 10 days prior to the date for the Stockholder Requested Special Meeting or, if practical, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the Stockholder Requested Special Meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 15 days prior to the Stockholder Requested Special Meeting or any adjournment or postponement thereof).
(e) The Secretary shall not be required to call a Stockholder Requested Special Meeting pursuant to a Special Meeting Request if:
(1) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law;
(2) the Special Meeting Request is received by the Corporation during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending immediately following the final adjournment of the next annual meeting;
(3) an identical or substantially similar item (a “Similar Item”) was presented at any meeting of stockholders held within 150 days prior to receipt by the Corporation of such Special Meeting Request (and, for purposes of this clause (3), the nomination, election or removal of directors shall be deemed a “Similar Item” with respect to all items of business involving the nomination, election or removal of directors, the changing the size of the Board and the filling of vacancies and/or newly created directorships);
(4) a Similar Item is already included in the Corporation’s notice as an item of business to be brought before a meeting of the stockholders that has been called but not yet held; or
(5) such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act (as hereinafter defined), or other applicable law.

In addition, if a Stockholder Requested Special Meeting is validly called in compliance with this Section 2.3, the Board may (in lieu of calling the Stockholder Requested Special Meeting) present a Similar Item or Similar Items for stockholder approval at any other meeting of stockholders (annual or special) that is held within 90 days after the Corporation receives Special Meeting Requests sufficient to call a Stockholder Requested Special Meeting in compliance with this Section 2.3; and, in such case, the Secretary shall not be required to call the Stockholder Requested Special Meeting.
(f) Any special meeting of stockholders, including any Stockholder Requested Special Meeting, shall be held at such date, time and place as may be fixed by the Board in accordance with these Bylaws and in compliance with applicable law; provided that a Stockholder Requested Special Meeting shall be held within 90 days after the Corporation receives one or more valid Special Meeting Requests in compliance with this Section 2.3 from Proposing Persons having the Requisite Percentage; provided further, that the Board shall have the discretion to (1) call an annual or special meeting of stockholders (in lieu of calling the Stockholder Requested Special Meeting) in accordance with the last sentence of Section 2.3(e) of these Bylaws or (2) cancel any Stockholder Requested Special Meeting that has been called but not yet held for any of the reasons set forth in Section 2.3(e) of these Bylaws.
(g) Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose(s) stated in the valid Special Meeting Request(s); provided that nothing herein shall prohibit the Board from submitting matters to the stockholders at any Stockholder Requested Special Meeting. A Proposing Person who submitted a Special Meeting Request (or Qualified Representative thereof) shall be required to appear in person at the Stockholder Requested Special Meeting and present to stockholders the matters that were specified in the Special Meeting Request and included in the notice of the meeting. If no such Proposing Person or Qualified Representative appears in person at the Stockholder Requested Special Meeting to present such matters to stockholders, the Corporation need not present such matters for a vote at such meeting.
(h) For purposes of this Section 2.3:
(1) The term “Proposing Person” or “Proposing Persons” shall mean the record holder or record holders of the Voting Stock who submit(s) a Special Meeting Request.
(2)    The term “Beneficial Owner” refers to beneficial ownership as defined in Rule 13d-3 (without regard to the 60-day provision in paragraph (d)(1)(i) thereof) under the Exchange Act.
(3) The term “Qualified Representative” of a Proposing Person shall be, if such Proposing Person is (A) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (B) a corporation, a duly appointed officer of the corporation, (C) a limited liability company, any manager or officer (or person who functions as an officer) of the limited liability company or any officer, director, manager or person who functions as an officer, director or manager of any entity ultimately in control of the limited liability company or (D) a trust, any trustee of such trust.
(4) The term “Requisite Percentage” means the minimum amount of Voting Stock that a Proposing Person or Persons must hold in order to call a special meeting under Article FIFTEENTH of the Corporation’s Restated Certificate of Incorporation, as the same may be amended, supplemented or restated from time to time.
(5) The term “Voting Stock” shall have the meaning set forth in the Corporations’ Restated Certificate of Incorporation, as the same may be amended, supplemented or restated from time to time.
(i)     Nothing contained in this Section 2.3 of these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of any proposal in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision).
(j)    In the event a special meeting of stockholders is called by the Board, the Chairman of the Board or the President for the purpose of electing one or more directors, nominations may be made by any stockholder who is a stockholder of record on the date notice of the special meeting of stockholders is first given to stockholders, who is a stockholder of record on the record date for the determination of stockholders entitled to notice of and to vote at such special meeting and who complies with the following sentence. Any stockholder who satisfies the requirements of the previous sentence and who desires to make a nomination under this Section 2.03(j) at such special meeting of stockholders (a “Meeting Nomination”) shall deliver written notice of such stockholder’s intention to make such Meeting Nomination to the Secretary of the Corporation at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement (as defined in Section 2.04) is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. The Meeting Nomination shall include, to the extent applicable, the information described in Section 2.3(c).

AIR TRANSPORT SERVICES GROUP, INC.
145 HUNTER DRIVE
WILMINGTON, OH 45177

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E69609-P20583

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AIR TRANSPORT SERVICES GROUP, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Richard M. Baudouin	☐	☐	☐
1b. Robert K. Coretz	☐	☐	☐
1c. Joseph C. Hete	☐	☐	☐
1d. Raymond E. Johns, Jr.	☐	☐	☐
1e. Laura J. Peterson	☐	☐	☐
1f. Randy D. Rademacher	☐	☐	☐
1g. J. Christopher Teets	☐	☐	☐
1h. Jeffrey J. Vorholt	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2, 3, 4, 5, 6 and 7.

	For	**Against**	**Abstain**
2. Company proposal to ratify the selection of Deloitte and Touche LLP as the independent registered public accounting firm of the Company for 2019.	☐	☐	☐
3. Advisory vote on executive compensation.	☐	☐	☐
4. Company proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of common stock.	☐	☐	☐
5. Company proposal to approve the issuance of 20% or more of the Company's common stock in accordance with NASDAQ Marketplace Rules.	☐	☐	☐
6. Company proposal to amend the Company's Certificate of Incorporation to give holders of 20% or more of the voting power of the Company's outstanding voting stock the right to call special meetings.	☐	☐	☐
7. Company proposal to approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies in favor of Proposals 4, 5 and 6.	☐	☐	☐

The Board of Directors recommends you vote AGAINST Proposal 8.

NOTE: Certification: Pursuant to federal law and the Company's Certificate of Incorporation, the Company's voting stock is subject to certain foreign ownership restrictions. By signing below, you represent that you are a United States citizen as that term is defined by 49 U.S.C. §40102(a)(15) or that the shares of stock represented by the proxy have been registered in the Foreign Stock Record of the Company.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E69610-P20583

AIR TRANSPORT SERVICES GROUP, INC.
Annual Meeting of Stockholders
May 9, 2019 11:00 AM local time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Joseph C. Hete and Randy D. Rademacher, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of Air Transport Services Group, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, local time, on May 9, 2019, at The Roberts Centre, 123 Gano Road, Wilmington, Ohio, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES LISTED IN PROPOSAL 1, AND "FOR" PROPOSALS 2, 3, 4, 5, 6 AND 7, AND "AGAINST" PROPOSAL 8.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side